Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is entered into as of 15 June, 2022, among Whole Earth Brands, Inc., a Delaware corporation (formerly Act II Global Acquisition Corp., a Cayman Islands exempted company) (the “Borrower”), the other Credit Parties party hereto, the Lenders (as defined below) party hereto and Toronto Dominion (Texas) LLC, in its capacity as the Administrative Agent under the Loan Agreement (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower, the other Credit Parties party thereto, the lenders party thereto and the Administrative Agent are parties to that certain Amendment and Restatement Agreement, dated as of February 5, 2021 (the “A&R Agreement”), which established, and resulted in the effectiveness of, that certain Amended and Restated Loan Agreement, dated as of February 5, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement”, and as amended by this Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time hereafter, the “Loan Agreement”), by and among the Borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the other parties party thereto from time to time;

WHEREAS, the Borrower has requested amendments to the Existing Loan Agreement that would (a) add a new Incremental Facility in the form of Incremental Revolving Commitments (the “First Amendment Incremental Revolving Facility”) in an aggregate principal amount of $50,000,000 in accordance with the terms of Section 2.17 of the Loan Agreement (the commitments provided hereunder, the “First Amendment Incremental Revolving Commitments”) and (b) effect the Benchmark Replacement Conforming Changes and other amendments to the Existing Loan Agreement as set forth, and in the manner provided for, herein;

WHEREAS, the Administrative Agent and the Borrower hereby jointly elect to trigger a fallback from USD LIBOR (and the Lenders are hereby notified of such election), which shall constate an Early Opt-in Election;

WHEREAS, pursuant to clause (c) of the definition of “Benchmark Replacement Date” in Section 1.1 and pursuant to Sections 10.6(a) and 11.12(c) of the Existing Loan Agreement, if an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature has occurred in any Loan Document, or if a Benchmark Replacement is determined to have occurred for a Benchmark Replacement Date, the Administrative Agent and the Borrower shall be permitted to amend such error or omission, and the Benchmark Replacement will replace the existing Benchmark for all purposes at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of the Early Opt-in Election and of such Benchmark Replacement is provided to the Lenders (the “Objection Period”) without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders, and under Sections 10.6 and 11.12(c) of the Existing Loan Agreement the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes in connection with such Benchmark Replacement and other applicable amendments with respect to any such error or amendment, each of which will become effective without any further action or consent of any other party to this Agreement or any other Loan Document;

WHEREAS, subject to the terms and conditions of this Amendment and the Loan Agreement, the Administrative Agent and the First Amendment Incremental Lenders, are willing, on the First Amendment Effective Date (as defined in Section 4 below), to enter into this Amendment and establish the First Amendment Incremental Revolving Commitments, and make the Benchmark Replacement Confirming Changes and other amendments to the Existing Loan Agreement as set forth in Section 3 below, in each case, on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises, mutual agreements, provisions and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment (including the recitals) and not defined herein shall be defined in accordance with the Existing Loan Agreement as amended hereby.

Section 2. Incremental Revolving Commitment.

(a)          Subject to the satisfaction of each of the conditions set forth in Section 4 hereof, upon the occurrence of the First Amendment Effective Date, the Revolving Lenders party hereto providing the First Amendment Incremental Revolving Commitments (each, a “First Amendment Incremental Lender”, and, collectively the “First Amendment Incremental Lenders”) hereby establish in favor of the Borrower the First Amendment Incremental Revolving Facility on the terms of, and in accordance with, this Amendment, the Existing Loan Agreement and the other Loan Documents.

(b)          As of the First Amendment Effective Date, each First Amendment Incremental Lender hereby severally and not jointly agrees to commit to provide its respective First Incremental Amendment Revolving Commitment as set forth on Schedule I hereto.

(c)          The terms and provisions of the First Amendment Incremental Revolving Commitments and any Revolving Loans issued pursuant thereto shall be identical to the terms and provisions of the Revolving Commitments and any Revolving Loans issued pursuant thereto existing at any time under the Loan Agreement and any other related terms will have correlative meanings mutatis mutandis with the terms in the Loan Agreement. The First Amendment Incremental Revolving Commitments shall constitute a part of and be subject to all the same terms and conditions as the Revolving Loan Commitments in effect as of the First Amendment Effective Date, all Revolving Loans issued pursuant to the First Amendment Incremental Revolving Commitments shall be (and shall be deemed to be) the same Type as Revolving Loans issued pursuant the Revolving Loan Commitments in effect from time to time under the Loan Agreement and the First Amendment Incremental Revolving Commitments and all Revolving Loans issued pursuant thereto shall rank pari passu with the other Obligations.

(d)          Without limiting the generality of the foregoing, the First Amendment Incremental Revolving Commitments and the Revolving Loans issued pursuant thereto shall: (i) constitute Obligations and have all of the benefits thereof (including with respect to all guarantees and security), (ii) have terms, rights, remedies, privileges, premiums and protections identical to those applicable to the Revolving Commitments and any Revolving Loans issued pursuant thereto under the Loan Agreement and each of the other Loan Documents, (iii) be structured as an increase to the existing Revolving Commitments, (iv) be guaranteed by the Subsidiary Guaranty and each other Guaranty provided for all or any portion of the Obligations and (v) be secured by the Liens granted to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement, the Pledge Agreement and each other Security Document.

(e)          Each reference to a “Revolving Commitment” or the “Revolving Commitments”, in the Loan Agreement shall include the First Amendment Incremental Revolving Commitments and references to “Revolving Lenders” and “Lenders” shall also include the First Amendment Incremental Lenders.

(f)           As of the First Amendment Effective Date, the First Incremental Amendment Revolving Commitments shall be added to the existing Revolving Commitments under the Loan Agreement. Upon the effectiveness of the First Incremental Amendment Revolving Commitments on the First Amendment Effective Date, the Administrative Agent, the Borrower and the Revolving Lenders shall, in accordance with Section 2.17(d) of the Existing Loan Agreement, take the actions, and make the adjustments, borrowings, repayments, assignments and reallocations necessary such that each Revolving Lender, after taking any such actions and making any such adjustments, borrowings, repayments, assignments and/or reallocations, shall hold its pro rata share of any outstanding Revolving Loans in accordance with its Revolving Commitment Ratio after giving effect to the First Incremental Amendment Revolving Commitments.

Section 3. Amendments. In reliance upon the representations and warranties and acknowledgements of the Credit Parties set forth in Section 7 below and subject to the conditions to effectiveness set forth in Section 4 below, as of the First Amendment Effective Date the Existing Loan Agreement is hereby amended as follows:

(a)          The Existing Loan Agreement is hereby amended to delete the red font stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue font double-underlined text (indicated textually in the same manner as the following example:double-underlined text) as set forth in Exhibit A attached hereto such that, immediately upon the First Amendment Effective Date, the Loan Agreement will read as set forth in Exhibit A;

(b)          Schedule 5(a) to the Existing Loan Agreement is hereby amended, restated and replaced in its entirety by Schedule 5(a) hereto.

(c)          Schedule 2.01 to the Existing Loan Agreement is hereby amended, restated and replaced in its entirety by Schedule 2.01 hereto.

Section 4. Conditions to Effectiveness. The effectiveness of (a) this Amendment and (b) the establishment of the First Amendment Incremental Revolving Facility is subject to the prior or concurrent satisfaction of each of the following conditions and the First Amendment Incremental Revolving Facility shall become effective on the first Business Day on which the following conditions are satisfied or waived (the “First Amendment Effective Date”):

4.1	Administrative Agent shall have received:

(i)            a copy of this Amendment executed by Borrower, each other Credit Party, the Administrative Agent and the First Amendment Incremental Lenders;

(ii)           a Notice of Incremental Facility Commitment, in the form of Exhibit H to the Existing Loan Agreement, executed by the Borrower and the First Amendment Incremental Lenders;

(iii)          a new or amended and restated Revolving Loan Note, as applicable to each requesting Lender, duly executed by the Borrower in favor of any Lender requesting such Note, reflecting such Lender’s Revolving Commitments after giving effect to the First Amendment Incremental Revolving Commitments (including as described in Section 2(f) above and Section 6 below);

(iv)         a duly executed certificate of the secretary (or similar Authorized Signatory) of each Credit Party dated as of the First Amendment Effective Date, including a certificate of incumbency with respect to two or more than two Authorized Signatories of such Person, together with the following items: (A) a true, correct and complete copy of each Organizational Document of such Credit Party as in effect on the First Amendment Effective Date, (B) certificates of status (or equivalent) for such Credit Party issued by the Secretary of State or similar state official for the state of incorporation, formation or organization of such Credit Party, as applicable, and (C) a true, complete and correct copy of the corporate or other organizational resolutions of such Credit Party authorizing such Credit Party, as applicable, to execute, deliver and perform this Amendment and the other Loan Documents to which such Credit Party is a party and the Borrower to borrow loans pursuant to, and incur Indebtedness under, the First Amendment Incremental Revolving Commitments;

(v)          customary legal opinions of DLA Piper LLP (US), counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent;

(vi)         duly executed Solvency Certificate demonstrating that on the First Amendment Effective Date, after giving effect to the First Amendment Incremental Revolving Commitments

and assuming all Revolving Commitments (including the First Amendment Incremental Revolving Commitments) are drawn in full, on a consolidated basis, the Borrower shall be Solvent;

(vii)        a duly executed certificate, in form and substance reasonably satisfactory to Administrative Agent, from an Authorized Signatory of Borrower certifying that, after giving effect to this Amendment and the transactions contemplated hereunder, the conditions specified in clauses 4.2, 4.3, 4.4, 4.5 and 4.6 below have been satisfied;

(viii)       (i) payment of all fees and expenses required to be paid on or prior to the First Amendment Effective Date pursuant to that certain First Amendment Engagement Letter, dated as of June 1, 2022, between Borrower and the Administrative Agent and (ii) payment of any other fees, costs and expenses required to be paid on or prior to the First Amendment Effective Date pursuant to any Loan Document, including, without limitation, all reasonable legal fees and documented out of pocket expenses of the Administrative Agent reimbursable under Section 11.2 of the Loan Agreement; and

(ix)         the Administrative Agent shall have received such other certificates, documents and agreements as the Administrative Agent or any Lender may reasonably request.

4.2               No Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.

4.3               All of the representations and warranties under this Amendment and the other Loan Documents, shall be true and correct as of the date hereof and the First Amendment Effective Date in all material respects (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty shall be true and correct in all respects), both before and after giving effect to this Amendment and the First Amendment Incremental Revolving Commitments, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties.

4.4               The Borrower shall be in compliance with the financial covenants in Section 7.8 of the Loan Agreement, calculated on a pro-forma basis for the most recently ended Test Period.

4.5               The incurrence of the First Amendment Incremental Revolving Facility shall not cause the Maximum Incremental Facilities Amount to be exceeded.

4.6               Immediately after giving effect to this Amendment, all the conditions set forth in Section 2.17  of the Existing Loan Agreement shall have been satisfied.

4.7               (A) Upon the written request of any Lender or the Administrative Agent made at least two (2) Business Days prior to the First Amendment Effective Date, documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act, and (B) if the information in the most recent Beneficial Ownership Certification delivered to Administrative Agent has changed in any respect, a new Beneficial Ownership Certification in relation to the Borrower, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Restatement Effective Date.

4.8       The Objection Period shall have expired.

Section 5. Acknowledgments and Affirmations of the Credit Parties; No Novation.

(a)           Each Credit Party hereby expressly acknowledges the terms of this Amendment and confirms, reaffirms and ratifies, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and thereby, (ii) its guarantee of the Obligations (including, without limitation, of and after giving effect to the obligations in respect of the First Amendment Incremental Revolving Facility) under the Subsidiary Guaranty and (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, of and after giving effect to the Obligations with respect to the First Amendment Incremental Revolving Facility) pursuant to each of the Security Documents; provided that, on and after the effectiveness of this Amendment, each reference in the Subsidiary Guaranty and in each of the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby. Without limiting the generality of the foregoing, the Security Documents to which such Credit Party is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Obligations.

(b)          Neither this Amendment nor the effectiveness of the Loan Agreement shall extinguish the Obligations for the payment of money outstanding under the Existing Loan Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Existing Loan Agreements or instruments guaranteeing or securing the same which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment, the Loan Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Existing Loan Agreements or the Borrower or any other Credit Party under any Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Amendment and in the Loan Agreement. The Existing Loan Agreement and each of the other Loan Documents shall remain in full force and effect, as modified hereby.

Section 6.      Allocations. The Borrower and the Lenders hereby authorize the Administrative Agent to enter and complete all such amounts, percentages and other information in the Register maintained pursuant to Section 11.5(d) of the Loan Agreement, as appropriate. The Administrative Agent’s determination, entry and completion shall be conclusive and shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Lenders and the Borrower hereunder and under the Loan Agreement, in each case, absent manifest error. For the avoidance of doubt, the provisions of Article 9 and Section 11.2 of the Loan Agreement shall apply to any determination, entry or completion made by the Administrative Agent pursuant to this Section 6.

Section 7.        Miscellaneous.

7.1             Representations and Warranties. Each Credit Party, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders (including the First Amendment Incremental Lenders) that:

(i)           Before and after giving effect to this Amendment, the representations and warranties of such Credit Party made under the Loan Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower’s Subsidiaries) except to the extent relating specifically to a specific prior date, are true and correct in all material respects (provided that if any representation or warranty already includes a materiality or material adverse effect qualifier, such representation or warranty is true and correct in all respects) both before and after giving effect to the application of the Incremental Revolving Facility and after giving effect to any updates to information provided to the Lenders in accordance with the terms of the Loan Agreement;

(ii)          such Credit Party is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation (to the extent such concept exists in such jurisdiction) and has all organizational power and authority to execute, deliver and perform its obligations under this Amendment;

(iii)         the execution, delivery and performance of this Amendment by such Credit Party, and the borrowing of any Loans pursuant to the First Amendment Incremental Revolving Commitments by Borrower, has been duly authorized by all necessary corporate or other organizational action;

(iv)         this Amendment constitutes its valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by Debtor Relief Laws or by general principles of equity and principles of good faith and fair dealing;

(v)          no Default or Event of Default exists or would result after giving effect to this Amendment, the First Amendment Incremental Revolving Commitments and the other transactions contemplated hereby; and

(vi)         the execution, delivery and performance of this Amendment by the Borrower and other Credit Parties, and the consummation of the transactions contemplated hereby, do not and will not (i) require any consent, approval, authorization, permit or license, governmental or otherwise, not already obtained, except as would not reasonably be expected to have a Materially Adverse Effect, (ii) violate any Applicable Law respecting the Borrower or any of its Restricted Subsidiaries except as would not reasonably be expected to have a Materially Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the Organizational Documents of the Borrower or any of its Restricted Subsidiaries, (iv) result in a breach of, or constitute a default under any material indenture, agreement, or other instrument, to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of them or their respective properties may be bound except where such breaches or defaults, individually or in the aggregate, would not reasonably be expected to have a Materially Adverse Effect, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Restricted Subsidiaries, except for Permitted Liens.

7.2       Loan Agreement Unaffected; Lender Consent; Severability and Captions.

(a)          Each reference to the Existing Loan Agreement or in any other Loan Document shall hereafter be construed as a reference to the Loan Agreement as amended hereby and as may be further amended, modified, restated, supplemented or extended from time to time. Except as herein otherwise specifically provided, all provisions of the Loan Documents shall remain in full force and effect and be unaffected hereby and are hereby ratified and confirmed in full. This Amendment constitutes a “Loan Document” for all purposes under the Existing Loan Agreement, the Loan Agreement and the other Loan Documents.

(b)          Each Lender (including each First Amendment Incremental Lender) party hereto hereby (i) acknowledges the Notice of Incremental Facility Commitment delivered in connection herewith and irrevocably consents to the terms of this Amendment and the amendments contained herein, which consent shall (for the avoidance of doubt) be binding on each other Lender pursuant to Section 2.17(f) and Section 11.12(a) of the Loan Agreement, and (ii) directs the Administrative Agent to execute and deliver this Amendment and take all appropriate action as described in Section 2(f) and Section 6 above.

(c)          Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. The parties hereto acknowledge that this Amendment and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Amendment. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

7.3               Guarantor Acknowledgment. Each Guarantor, by signing this Amendment:

(i)            consents and agrees to and acknowledges the terms of this Amendment;

(ii)          acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound, including both before and after giving effect to this Amendment and the First Incremental Amendment Revolving Commitments, shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and the First Incremental Amendment Revolving Commitments; and

(iii)          acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to which such Guarantor is a party to consent to the amendments to the Loan Agreement effected pursuant to this Amendment and (B) nothing in the Loan Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments or modifications to the Loan Agreement.

7.4        Existing LIBOR Advances. Notwithstanding anything to the contrary in the Existing Loan Agreement, the Loan Agreement or this Amendment, any LIBOR Advances (as defined in the Existing Loan Agreement) outstanding as of the First Amendment Effective Date shall continue to the end of the applicable Interest Period for such LIBOR Advances and the provisions of the Existing Loan Agreement applicable thereto shall continue and remain in effect (notwithstanding the election of the Administrative Agent and the Borrower to trigger an Early Opt-In Election and the occurrence of the First Amendment Effective Date) until the end of the applicable Interest Period for such LIBOR Advances, after which such provisions shall have no further force or effect; provided that, for the avoidance of doubt, at any time from and after the First Amendment Effective Date, the Borrower shall not be permitted to request an Advance of, conversion to or continuation of any LIBOR Advances.

7.5        Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment together with the Loan Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Issuing Bank, each Lender and their respective successors and assigns. All Exhibits and Schedules referred to herein are incorporated in this Amendment by reference and constitute a part of this Amendment. Delivery of an executed (via physical, digital or electronic means) counterpart of a signature page of this Amendment by email or other electronic imaging (including in.pdf format) means shall be as effective as delivery of a manually executed and delivered counterpart of this Amendment. Section 11.23 of the Loan Agreement shall apply to this Amendment as if set forth in full herein.

7.6         Indemnity; Expenses; Limitation of Liabilities. Each Credit Party acknowledges and agrees that Section 11.2 of the Loan Agreement applies to this Amendment and the transactions, agreements and documents contemplated hereunder and/or delivered in connection herewith.

7.7         Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the execution and delivery of this Amendment, and no investigation by Administrative Agent or any Lender or any subsequent extension of credit shall affect any of such representations and warranties or the right of Administrative Agent or any Lender to rely upon them.

7.8        GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)          EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)          EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

7.9         WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of Page Intentionally Left Blank; Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

WHOLE EARTH BRANDS, INC., as the Borrower

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

PROJECT TASTE INTERMEDIATE LLC, as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

EVD HOLDINGS LLC, as a Guarantor

By:	/s/ Jeffrey S. Robinson
Name: Jeffrey S. Robinson
Title: President

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

MERISANT FOREIGN HOLDINGS I, INC., as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

MAFCO SHANGHAI LLC, as a Guarantor

By:	/s/ Jeffrey S. Robinson
Name: Jeffrey S. Robinson
Title: President

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

MAFCO WORLDWIDE LLC, as a Guarantor

By:	/s/ Jeffrey S. Robinson
Name: Jeffrey S. Robinson
Title: President

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

MERISANT COMPANY, as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

MERISANT US, INC., as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

WESCO US LLC, as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

WHOLE EARTH FOREIGN HOLDINGS LLC, as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

WHOLE EARTH SWEETENER COMPANY LLC, as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

SWERVE, L.L.C., as a Guarantor

By: Project Taste Intermediate LLC, its sole member

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

SWERVE IP, L.L.C., as a Guarantor

By: Project Taste Intermediate LLC, its sole member

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

WSO INVESTMENTS, INC., as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

WHOLESOME SWEETENERS, INCORPORATED, as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

TRUSWEETS, LLC, as a Guarantor

By:	/s/ Duane Portwood
Name: Duane Portwood
Title: Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:	/s/ Leanna Bortoluzzi
Name: Leanna Bortoluzzi
Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a First Amendment Incremental Lender and a Lender

By:	/s/ Leanna Bortoluzzi
Name: Leanna Bortoluzzi
Title: Authorized Signatory

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

TRUIST BANK as a First Amendment Incremental Lender and a Lender

By:	/s/ Steve Curran
Name: Steve Curran
Title: Director

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

BMO HARRIS BANK N.A., as a First Amendment Incremental Lender and a Lender

By:	/s/ Liyang Yu
Name: Liyang Yu
Title: Vice President

[Signature Page to First Amendment to Amended and Restated Loan Agreement]

EXHIBIT A

AMENDED EXISTING LOAN AGREEMENT\

~~EXECUTION VERSION~~

EXHIBIT ~~B~~A
MARKED VERSION REFLECTING CHANGES
PURSUANT TO FIRST AMENDMENT ~~AND RESTATEMENT~~ AGREEMENT
ADDED TEXT SHOWN UNDERSCORED
DELETED TEXT SHOWN ~~STRIKETHROUGH~~

AMENDED AND RESTATED LOAN AGREEMENT

AMONG

WHOLE EARTH BRANDS, INC.,

AS BORROWER

THE LENDERS FROM TIME TO TIME PARTY HERETO,

AND

TORONTO DOMINION (TEXAS) LLC,

AS ADMINISTRATIVE AGENT

WITH

TRUIST ~~SECURITIES, INC.~~BANK,

AS SYNDICATION AGENT

BMO HARRIS BANK N.A.,

COBANK, ACB,

CAPITAL ONE, NATIONAL ASSOCIATION

AS CO-DOCUMENTATION AGENTS

TD SECURITIES (USA) LLC,

TRUIST SECURITIES, INC.,

BMO HARRIS BANK N.A.,

COBANK, ACB,

AS JOINT LEAD ARRANGERS

TD SECURITIES (USA) LLC,

TRUIST SECURITIES, INC.,

AS JOINT BOOKRUNNERS

Dated as of February 5, 2021

TABLE OF CONTENTS

PAGE

ARTICLE 1 DEFINITIONS AND INTERPRETATION		1

Section 1.1	Defined Terms	1
Section 1.2	Other Definitional Provisions	~~63~~62
Section 1.3	~~Divisions~~Rates	~~64~~63
Section 1.4	~~Disclaimer of Liability on the LIBOR Successor Rate~~Divisions	~~64~~63
Section 1.5	Pro Forma Calculations and Adjustments	~~65~~64
Section 1.6	Cashless Rollovers	~~65~~64
Section 1.7	Limited Condition Transactions	~~66~~65

ARTICLE 2 LOANS AND LETTERS OF CREDIT		~~67~~66

Section 2.1	The Loans and Letters of Credit	~~67~~66
Section 2.2	Manner of Borrowing and Disbursements	~~68~~67
Section 2.3	Interest	~~73~~72
Section 2.4	Fees	~~74~~73
Section 2.5	Mandatory Commitment Reduction	~~75~~74
Section 2.6	Optional Commitment Reductions	~~76~~74
Section 2.7	Optional Prepayments	~~76~~75
Section 2.8	Repayments	~~77~~76
Section 2.9	Notes; Loan Accounts	~~81~~80
Section 2.10	Manner of Payment	~~81~~80
Section 2.11	Reimbursement	~~84~~83
Section 2.12	Pro Rata Treatment	~~85~~84
Section 2.13	Capital Adequacy	~~86~~85
Section 2.14	Lender Tax Forms	~~87~~86
Section 2.15	Administrative Agent’s Clawback	~~89~~88
Section 2.16	Letters of Credit	~~90~~88
Section 2.17	Incremental Facility	~~98~~96
Section 2.18	Change of Lending Office	~~102~~100
Section 2.19	Swing Line Loans	~~102~~100
Section 2.20	Refinancing Amendments	~~103~~102
Section 2.21	Extensions	~~104~~103

ARTICLE 3 CONDITIONS PRECEDENT		~~107~~106

Section 3.1	Restatement Effective Date	~~107~~106
Section 3.2	Conditions Precedent to Each Advance after the Restatement Effective Date	~~111~~110
Section 3.3	Conditions Precedent to Issuance of Letters of Credit	~~113~~111

ARTICLE 4 REPRESENTATIONS AND WARRANTIES		~~114~~113

Section 4.1	Representations and Warranties	~~114~~113
Section 4.2	Survival of Representations and Warranties, etc.	~~128~~126

ARTICLE 5 AFFIRMATIVE COVENANTS		~~128~~127

Section 5.1	Preservation of Existence and Similar Matters	~~128~~127
Section 5.2	Business; Compliance with Applicable Law; Data Security	~~128~~127
Section 5.3	Maintenance of Properties	~~129~~128
Section 5.4	Accounting Methods and Financial Records	~~129~~128
Section 5.5	Insurance	~~130~~128
Section 5.6	Payment of Taxes and Claims	~~130~~129
Section 5.7	Employee Benefit Plans	~~131~~129
Section 5.8	Visits and Inspections	~~131~~130
Section 5.9	Credit Ratings	~~132~~130
Section 5.10	Use of Proceeds	~~132~~130
Section 5.11	Designation of Subsidiaries	~~132~~131
Section 5.12	Covenants Regarding Formation of Subsidiaries and Acquisitions; Partnership, Subsidiaries	~~133~~132
Section 5.13	Further Assurances	~~134~~133
Section 5.14	Environmental Matters	~~137~~135
Section 5.15	Post-Closing Conditions	~~137~~136

ARTICLE 6 INFORMATION COVENANTS		~~137~~136

Section 6.1	Quarterly Financial Statements and Information	~~137~~136
Section 6.2	Annual Financial Statements and Information	~~138~~137
Section 6.3	Compliance Certificates	~~139~~137
Section 6.4	Copies of Other Reports	~~139~~138
Section 6.5	Notice of Litigation and Other Matters	~~141~~139
Section 6.6	Environmental Disclosure	~~142~~141
Section 6.7	Electronic Delivery of Documents	~~143~~142
Section 6.8	Patriot Act; KYC Information	~~144~~142
Section 6.9	Lenders’ Meetings	~~144~~142

ARTICLE 7 NEGATIVE COVENANTS		~~144~~143

Section 7.1	Indebtedness of the Borrower and its Restricted Subsidiaries	~~144~~143
Section 7.2	Limitation on Liens; Negative Pledge	~~149~~147
Section 7.3	Amendment and Waiver	~~149~~148
Section 7.4	Liquidation, Merger or Disposition of Assets	~~150~~148
Section 7.5	Limitation on Guaranties	~~153~~151
Section 7.6	Investments and Acquisitions	~~153~~151
Section 7.7	Restricted Payments and Restricted Purchases	~~155~~154
Section 7.8	Financial Covenants	~~157~~156
Section 7.9	ERISA	~~157~~156
Section 7.10	Affiliate Transactions	~~158~~156
Section 7.11	Sale-Leaseback	~~158~~156
Section 7.12	Restrictive Agreements	~~158~~157
Section 7.13	Changes in Lines of Business; Material Property	~~159~~157
Section 7.14	Control Agreements	~~159~~158

-ii-

Section 7.15	Limitation on Changes in Fiscal Year	~~159~~158
Section 7.16	Use of Proceeds Covenant	~~160~~158
Section 7.17	Permitted Activities of the Borrower and Intermediate Holdco	~~160~~158

ARTICLE 8 DEFAULT		~~160~~159

Section 8.1	Events of Default	~~160~~159
Section 8.2	Remedies	~~164~~163
Section 8.3	Payments Subsequent to Declaration of Event of Default	~~165~~164

ARTICLE 9 THE ADMINISTRATIVE AGENT		~~166~~164

Section 9.1	Appointment and Authorization	~~166~~165
Section 9.2	Interest Holders	~~166~~165
Section 9.3	Consultation with Counsel	~~166~~165
Section 9.4	Documents	~~167~~165
Section 9.5	Administrative Agent and Affiliates	~~167~~165
Section 9.6	Responsibility of the Administrative Agent	~~167~~165
Section 9.7	Action by the Administrative Agent	~~167~~166
Section 9.8	Notice of Default or Event of Default	~~168~~167
Section 9.9	Responsibility Disclaimed	~~169~~167
Section 9.10	Indemnification	~~169~~168
Section 9.11	Credit Decision	~~170~~168
Section 9.12	Successor Administrative Agent	~~170~~169
Section 9.13	Delegation of Duties	~~171~~170
Section 9.14	Security Documents	~~171~~170
Section 9.15	Collateral Actions	~~172~~171
Section 9.16	Other Agents	~~172~~171
Section 9.17	Certain ERISA Matters	~~172~~171
Section 9.18	Interest Hedge Agreements, Other Hedging Agreements and Bank Products Documents	~~174~~172
Section 9.19	Intercreditor Agreements	~~174~~173

ARTICLE 10 CHANGE IN CIRCUMSTANCES AFFECTING ADVANCES		~~174~~173

Section 10.1	~~LIBOR~~Adjusted Term SOFR Basis Determination Inadequate or Unfair	~~174~~173
Section 10.2	Illegality	~~175~~173
Section 10.3	Increased Costs	~~175~~174
Section 10.4	Effect On Other Advances	~~177~~175
Section 10.5	Claims for Increased Costs and Taxes	~~177~~176
Section 10.6	Effect of Benchmark Transition Event	~~178~~176

ARTICLE 11 MISCELLANEOUS		~~179~~178

Section 11.1	Notices	~~179~~178
Section 11.2	Indemnity; Expenses; Limitation of Liabilities	~~184~~182
Section 11.3	Waivers	~~186~~184
Section 11.4	Set-Off	~~186~~185
Section 11.5	Successors and Assigns	~~187~~185

-iii-

Section 11.6	Accounting Principles	~~194~~192
Section 11.7	Counterparts	~~194~~193
Section 11.8	Governing Law	~~194~~193
Section 11.9	Severability	~~195~~193
Section 11.10	Interest	~~195~~193
Section 11.11	Table of Contents and Headings	~~195~~194
Section 11.12	Amendment and Waiver	~~195~~194
Section 11.13	Entire Agreement	~~198~~197
Section 11.14	Other Relationships	~~198~~197
Section 11.15	Directly or Indirectly	~~199~~197
Section 11.16	Reliance on and Survival of Various Provisions	~~199~~197
Section 11.17	Senior Debt	~~199~~198
Section 11.18	Obligations Several	~~199~~198
Section 11.19	Confidentiality	~~199~~198
Section 11.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~200~~199
Section 11.21	Acknowledgement Regarding Any Supported QFCs	~~201~~199
Section 11.22	Release of Collateral; Guarantors	~~201~~200
Section 11.23	Electronic Execution of Assignments and Loan Documents	~~202~~200
Section 11.24	Judgment Currency	~~202~~201
Section 11.25	Acceptable Intercreditor Agreement	~~203~~201
Section 11.26	Conflicts	~~203~~202
Section 11.27	Waiver of Sovereign Immunity	~~203~~202

ARTICLE 12 WAIVER OF JURY TRIAL		~~204~~202

Section 12.1	Waiver of Jury Trial; Waiver of Special, Exemplary, Punitive or Consequential Damages	~~204~~202

-iv-

LOAN AGREEMENT

This Amended and Restated Loan Agreement (this “Agreement”) is entered into as of February 5, 2021, by and among Whole Earth Brands, Inc., a Delaware corporation (formerly Act II Global Acquisition Corp., a Cayman Islands exempted company) (the “Borrower”), the lenders from time to time party hereto (together with their respective successors and permitted assigns, the “Lenders”) and Toronto Dominion (Texas) LLC, as Administrative Agent (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the other parties thereto are party to the Existing Loan Agreement;

WHEREAS, pursuant to the Acquisition Agreement (as defined below), the Borrower will acquire from the Sellers (as defined in the Acquisition Agreement) (collectively, the “Sellers”) all of the issued and outstanding capital stock and certain assets of the entities identified in the Acquisition Agreement (collectively, the “Target”) and assume certain liabilities of the Target (such acquisition and assumption, together with the payment of fees and expenses in connection with the foregoing, the “Acquisition Transactions”); and

WHEREAS, pursuant to the A&R Agreement (as defined herein), (a) the Cashless Option Lenders and the Additional Term Lender will make the Term Loans on the Restatement Effective Date (as each such term is defined in the A&R Agreement), (b) the Replacement Revolving Lenders will provide the 2021 Revolving Facility (as each such term is defined in the A&R Agreement) on and after the Restatement Effective Date and (c) the Existing Loan Agreement is amended and restated on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1      Defined Terms. For the purposes of this Agreement (including the above recitals):

“A&R Agreement” shall mean that certain Amendment and Restatement Agreement, dated as of February 5, 2021, amending and restating the Existing ~~Credit~~Loan Agreement and providing for, among other things, the establishment of the 2021 Revolving Facility (as defined therein) and the making of the Term Loans.

“Acceptable Intercreditor Agreement” shall mean, with respect to any Indebtedness, (a) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (b) any other intercreditor agreement (which may take the form of a “waterfall” or similar provision) the terms of which are reasonably acceptable to the Administrative Agent.

“Acquisition” shall mean (whether by purchase, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation or any other method) (a) any acquisition by the Borrower or any Restricted Subsidiary of the Borrower of any other Person, which Person shall then become consolidated with the Borrower or any Restricted Subsidiary in accordance with GAAP; or (b) any acquisition by the Borrower or any Restricted Subsidiary of the Borrower of all or substantially all of the assets of any other Person or assets that form a business unit of such Person.

“Acquisition Agreement” shall mean that certain Stock Purchase Agreement, dated as of December 17, 2020, by and among the Borrower and the Sellers (together with all exhibits, schedules and disclosure letters thereto).

“Acquisition Transactions” shall have the meaning set forth in the Preamble.

“Additional Lender” shall mean, at any time, any bank, other financial institution or institutional investor or fund that, in each case, is not an existing Lender and that agrees to provide any portion of any Refinancing Amendment Debt pursuant to a Refinancing Amendment in accordance with Section 2.20.

“Additional Term Lender” shall mean The Toronto-Dominion Bank, New York Branch, in its capacity as a Lender of Additional Term Loans.

“Additional Term Loan” shall have the meaning assigned to such term in the A&R Agreement.

“Additional Term Loan Commitment” shall mean the obligation of the Additional Term Lender to fund the Additional Term Loan, as set forth on Schedule 5(a) hereof.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that Adjusted Term SOFR as so determined shall not be less than the Floor.

“Administrative Agent” shall mean Toronto Dominion (Texas) LLC, in its capacity as Administrative Agent for the Lenders and the Issuing Banks and as collateral agent for the Secured Parties, or any successor Administrative Agent appointed pursuant to Section 9.12.

“Administrative Agent’s Account” shall mean that certain deposit account with the following wire instructions: Bank of America, 100 West 33rd Street, New York, New York, USA, 10001, 026-009-593, BOFAUS3N, 6550-6-53000, Toronto-Dominion (Texas) LLC, 1 Vanderbilt Avenue, New York, New York, USA 10017, Ref: Whole Earth Brands, Inc.

“Administrative Agent’s Office” shall mean the office of the Administrative Agent located at TD North Tower, 26th Floor, 77 King Street West, Toronto, Ontario, Canada, M5K 1A2, or such other office as may be designated pursuant to the provisions of Section 11.1.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” shall mean amounts advanced by the Lenders (or any of them, as applicable) to or for the benefit of the Borrower pursuant to Article 2 on the occasion of any borrowing and having the same initial Interest Rate Basis and Interest Period, as applicable, and any Request for Advance or other borrowing hereunder; and “Advances” shall mean more than one Advance.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” shall have the meaning set forth in Section 10.5.

“Affiliate” shall mean, with respect to a Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such first Person. Without limiting the generality of the foregoing, a Person shall be deemed to be “controlled” by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting powers for the election of directors, managing general partners or equivalent governing body of such Person.

“Agreement” shall mean this Amended and Restated Loan Agreement, as further amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms and conditions hereof.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, ~~a LIBOR floor or Base Rate floor~~ any interest rate floors, or otherwise, in each case, incurred or payable by the Borrower or any of its Subsidiaries generally to all the lenders of such Indebtedness; provided, that original issue discount and upfront fees shall be equated to an interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include customary arrangement fees, structuring fees, commitment fees, underwriting fees, amendment fees and similar fees (regardless of whether paid in whole or in part to any or all lenders of such Indebtedness) or other fees not paid generally to all lenders of such Indebtedness.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Credit Parties and their Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

“Anti- Money Laundering Laws” shall mean all Applicable Laws, rules, and regulations of any jurisdiction applicable to the Credit Parties and their Subsidiaries from time to time concerning or relating to money laundering and bank secrecy, including but not limited to the Patriot Act.

“Applicable Law” shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of any Governmental Entity applicable to such Person from time to time, including, without limiting the foregoing, all Food and Drug Laws, ERISA, all Environmental Laws, Data Protection Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Applicable Margin ” shall mean a percentage per annum equal to (~~a) prior to the Restatement Effective Date, the Applicable Margin as calculated under the Existing Loan Agreement without giving effect to the A&R Agreement, (b) from and after the Restatement Effective Date, (~~i) with respect to Revolving Loans and Letters of Credit, (A) 2.75%, in the case of Base Rate Advances, and (B) 3.75% in the case of ~~LIBOR~~SOFR Advances, and (ii) with respect to Term Loans, (A) 3.50%, in the case of Base Rate Advances, and (B) 4.50% in the case of ~~LIBOR~~SOFR Advances, (~~c~~iii) with respect to Incremental Facility Loans, as set forth in the related Notice of Incremental Facility Commitment, and (~~d~~iv ) with respect to Other Loans, as set forth in the related Refinancing Amendment.

“Approved Electronic Communications” shall mean any notice, demand, communication, information, document or other material writing that any Credit Party provides to Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or to the Lenders by means of electronic communications pursuant to Section 11.1(c); provided , however, that Approved Electronic Communication shall exclude (i) any Notice of Incremental Facility Commitment, any Request for Issuance of Letter of Credit and any other notice, demand, communication, information, document or other material relating to a request for a new Loan, or a Conversion or Continuation of an existing Loan, (ii) any notice pursuant to Section 2.6 or Section 2.7 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, and (iii) all notices of any Default or Event of Default.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption Agreement” shall mean any Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto pursuant to which any Lender, as further provided in Section 11.5 , sells a portion of its Revolving Commitments, Incremental Facility Commitments, if any, and/or Loans.

or in respect of Investments to the extent such Investment was originally funded with and in reliance on the Available Amount and not exceeding the amount of such Investment made using the Available Amount; plus (f) in the event that any Unrestricted Subsidiary designated as such in reliance on the Available Amount after the Restatement Effective Date is redesignated as a Restricted Subsidiary or has been merged or consolidated with or into or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, in each case after Restatement Effective Date, the fair market value of the Borrower’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (limited, to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted an Investment not made entirely in reliance on the Available Amount, to the percentage of such fair market value that is proportional to the portion of such Investment that was made in reliance on the Available Amount), plus (g) the amount of Declined Proceeds minus (h) without duplication and without taking into account the usage of the Available Amount to be made at the applicable Available Amount Reference Time, (i) the aggregate amount of any Investments made with the Available Amount pursuant to Section 7.6(n), and (ii) the aggregate amount of any Restricted Payments or Restricted Purchases made with the Available Amount by a Credit Party or any Restricted Subsidiary pursuant to Section 7.7(e), in each case, after the Restatement Effective Date and prior to the Available Amount Reference Time.

“Available Letter of Credit Commitment” shall mean, at any time, the lesser of (a)(i) the lesser of (1) the Letter of Credit Commitments of all Issuing Banks and (2) $15,000,000, minus (ii) all Letter of Credit Obligations then outstanding and (b) the Available Revolving Commitment on such date.

“Available Revolving Commitment” shall mean, as of any date, the amount by which (a) the Revolving Commitment in effect on such date exceeds (b) the sum of (i) the Revolving Loans then outstanding and (ii) the aggregate amount of all Letter of Credit Obligations and Swing Line Loans then outstanding.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of an ~~Interest Period~~interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 10.6(d).

percent (0.50%), (c) ~~LIBOR~~Adjusted Term SOFR for an Interest Period of one-month beginning on such day plus one percent (1.00%), and (d)(i) with respect to Revolving Loans and Letters of Credit, zero percent (0.00%), and (ii) with respect to Term Loans, two percent (2.00%). The Base Rate is not necessarily the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit.

“Base Rate Advance” shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is Converted to a Base Rate Advance, in accordance with the provisions of Section 2.2, which bears interest at the Base Rate Basis and which shall be in a principal amount of at least $ 250,000 and an integral multiple of $50,000.

“Base Rate Basis” shall mean a simple interest rate equal to the sum of (a) the Base Rate and (b) the Applicable Margin applicable to Base Rate Advances. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and, if applicable, shall also be adjusted to reflect changes of the Applicable Margin applicable to Base Rate Advances as of the effective date of any such change in the Applicable Margin.

“Base Rate SOFR Determination Day” as defined in the definition of “Term SOFR”.

“Benchmark” shall mean, initially, ~~USD LIBOR~~Adjusted Term SOFR; provided that if a ~~Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark~~replacement of the Benchmark has occurred pursuant to Section 10.6(a), then “Benchmark” ~~shall mean~~ means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate ~~pursuant to Section 10.6(a)~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” shall mean, for any Available Tenor~~,~~ :

(a)        the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

~~(a) the sum of: (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;~~

(~~b~~1)       ~~the sum of: (i)~~ Daily Simple SOFR ~~and~~ (~~ii) the related Benchmark Replacement Adjustment;~~with any applicable adjustments to be included), or

(~~c~~2)       the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

~~provided that, in the case of clause (a), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~

(b)          If the Benchmark Replacement as determined pursuant to the foregoing clauses (a)(1) or (a)(2) above would be less than the Floor (which, for the avoidance of doubt, shall be calculated on the basis of the alternate benchmark rate plus any Benchmark Replacement Adjustment), the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the ~~then- current~~then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(a)          for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(i)              the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(ii)           the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be~~

~~effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(b)          for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by~~ the Administrative Agent and the Borrower ~~for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities~~;~~.

~~provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (after consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (after consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a)              in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)              in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.;

~~(b)              in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or~~

~~(c)               in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt -in Election is provided to the Lenders, written notice of objection to such Early Opt -in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred, in the case of ~~clause~~ the preceding clauses (a) ~~or~~ and (b), with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)              a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)              a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)             a public statement or publication of information by ~~the regulatory supervisor for~~or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer representative~~not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (a) or (b) of that definition~~ has occurred ~~if~~, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.6.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” shall have the meaning set forth in the Preamble.

“Business Day” shall mean a day ~~(a)~~ excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (b) if such day relates to a borrowing of, a payment or prepayment of ~~principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Advance or a notice by the Borrower with respect to any such borrowing, repayment, prepayment, Continuation, Conversion or Interest Period, that day is also a day on which dealings in U.S. Dollar deposits are carried out in the London interbank market~~; provided that when used in connection with a SOFR Advance, Term SOFR or SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Camden Facility” shall mean the facility located at 300 Jefferson Street, Camden, New Jersey, owned by Mafco Worldwide Corporation.

portion of such Commitment and/or Loan bears to the aggregate amount of such Commitment and/or Loan (as each may be adjusted from time to time as provided herein); and “Commitment Ratios” shall mean, with respect to any Commitment, or once funded, for any Loan, the Commitment Ratios of all of the Lenders with respect to such Commitment and/or Loan.

“Commitments” shall mean, collectively, the Revolving Commitment, the Term Loan Commitment and any Incremental Facility Commitment, and “Commitment” shall mean any one of the foregoing Commitments; and provided, for greater certainty, that the commitments in respect of Letters of Credit constitute part of the Revolving Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate, substantially in the form of Exhibit I attached hereto, signed on the Borrower’s behalf by an Authorized Signatory, vice president of finance or controller of the Borrower, together with any schedules, exhibits or annexes attached thereto delivered pursuant to Section 6.3.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 10.2, 10.3, 10.4 and 10.5 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent (or any Lender) in a manner substantially consistent with market practice or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent , in consultation with the Borrower, determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of:

(a)	Net Income (excluding any extraordinary gains and losses), plus

(b)	to the extent deducted in determining Net Income, the sum of, without duplication:

charge that is accounted for in a prior period to the extent added back in the calculation of Consolidated EBITDA for any previous period and which does not otherwise reduce Net Income for the current period; and (x) unrealized gains in such period resulting from obligations under Interest Hedge Agreements.

“Consolidated Net Working Capital” shall mean the sum of total current assets (excluding cash and Cash Equivalents) and long-term accounts receivable minus the sum of total current liabilities and long- term deferred revenue, in each case of the Borrower and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the most recent period for which financial statements were required to have been delivered pursuant to Section 6.1 and Section 6.2.

“Consolidated Total Assets” shall mean, the consolidated total assets of the Borrower and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the most recent period for which financial statements were required to have been delivered pursuant to Section 6. 1 and Section 6.2.

“Consolidated Total Net Leverage Ratio” shall mean, as of any date, the ratio of (a)(i) Total Debt outstanding on such date minus (ii) Unencumbered Cash to (b) LTM EBITDA.

“Continue,” “Continuation” and “Continued” shall mean the continuation, as applicable, pursuant to Article 2 of a ~~LIBOR~~SOFR Advance as a ~~LIBOR~~SOFR Advance, from one Interest Period to a different Interest Period.

“Control” shall mean, with respect to a Person, possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management or policies of such first Person, whether through the ability to exercise voting power, by contract or otherwise. The words “Controlling” and “Controlled” have correlative meanings.

“Convert,” “Conversion” and “Converted” shall mean a conversion pursuant to Article 2 of a ~~LIBOR~~SOFR Advance into a Base Rate Advance or of a Base Rate Advance into a ~~LIBOR~~SOFR Advance, as applicable.

“Copyright Security Agreement” shall mean any Copyright Security Agreement, among any of the Credit Parties and the Administrative Agent, for the benefit of the Secured Parties, and any similar agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” shall mean any of the following:

Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time. It is understood and agreed that the Administrative Agent (i) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with, the provisions of the Loan Documents relating to Disqualified Institutions and (ii) shall not have any liability with respect to or arising out of any assignment or participation of any Loan or Commitment, or disclosure of confidential information, to any Disqualified Institution.

“Domestic Subsidiary” shall mean any Restricted Subsidiary organized under the laws of any state or territory of the United States or the District of Columbia.

“Drug” shall mean a product regulated as a drug under the Food and Drug Laws.

~~“Early Opt-in Election” shall mean, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(a)           a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(b)           the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“Earn -Outs” shall mean, with respect to any Person, obligations of such Person arising from a Permitted Acquisition or an Investment that are payable to the sellers or their successors or assigns based on the achievement of specified financial results over time.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean: (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than (x) a natural Person or (y) the Borrower (except as permitted under Section 11.5(g)), or any of its Affiliates) approved (each such less than zero, the Federal Funds Rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean that certain Fee Letter dated as December 17, 2020, among the Borrower, the Administrative Agent, TD Securities (USA) LLC and The Toronto-Dominion Bank, New York Branch, as amended prior to the Restatement Effective Date.

“First Amendment” means that certain First Amendment to Amended and Restated Loan Agreement, dated as of 15 June, 2022, among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“First Lien Net Leverage Ratio” shall mean, as of any date, the ratio of (a) (i) Total Debt outstanding on such date (other than any portion of Total Debt that is unsecured or is secured solely by a Lien that ranks junior to the Liens securing the Obligations) minus (ii) Unencumbered Cash to (b) LTM EBITDA.

“Fiscal Year” and “Fiscal Quarter” shall mean, with respect to any Person, such Person’s fiscal years or fiscal quarters.

“Fixed Charge Coverage Ratio” shall mean, at any time of determination, the ratio of (a) LTM EBITDA to (b) LTM Fixed Charges.

“Fixed Charges” shall mean for any period, the sum of (without duplication) (a) the aggregate of all Interest Expense paid in cash during such period, (b) scheduled payments of principal with respect to Indebtedness for Money Borrowed during such period (as such amounts with respect to the Loans may be reduced by the application of prepayments pursuant to Section 2.8(i)), (c) cash income taxes (excluding property taxes) of the Borrower and its Restricted Subsidiaries paid during such period, (d) Maintenance Capital Expenditures made during such period and (e) Restricted Payments and Restricted Purchases under Section 7.7(c), (d), and (e) paid in cash (other than Restricted Payments made to the Borrower or any Restricted Subsidiary by any Restricted Subsidiary of the Borrower) by the Borrower and its Restricted Subsidiaries during such period.

“Flood Hazard Property” shall mean any Mortgaged Real Estate located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Floor” shall mean ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~, initially a rate of interest equal to (a) with respect to Revolving Loans and Letters of Credit, zero percent (0.00%) per annum, and (b) with respect to Term Loans, one percent (1.00%) per annum, in each case as such Floor may be modified from time to time in connection with any Benchmark Replacement or any Conforming Changes related thereto.

“Food and Drug Laws ” shall mean, collectively, (i) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301 et seq., as amended from time to time, together with any rules and regulations promulgated thereunder, and any similar law, and analogous foreign or state laws and their respective implementing regulations, to the extent that such laws, rules or regulations regulate Food Products and/or Drugs, and (ii) any other applicable federal, state and municipal, domestic and foreign law governing the safety, purity, labeling, distribution, and advertising of Food Products and/or Drugs sold for consumption from time to time; and, in respect of all such laws, all rules, regulations and orders administered by the U.S. Food and Drug Administration or any other Governmental Entity, in each case, which impose standards with respect to the safety and marketing of Food Products and/or Drugs, including any such laws relating to the manufacture, labeling, packaging, transportation, distribution or sale of such products.

“Food or Drug Permit” shall mean any permit, clearance, consent, waiver, license, exemption, registration, authorization or other action required under or issued, granted, given, authorized by or made pursuant to Food and Drug Laws.

“Food Product” shall mean a product regulated as a food or dietary supplement under the Food and Drug Laws.

“Foreign Lender” shall have the meaning set forth in Section 2.14(a)(ii).

“Foreign Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the U.S. by the Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Borrower or such Restricted Subsidiaries residing outside the U.S., which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Pledge Agreement” shall mean a pledge agreement, charge agreement or similar agreement executed by a Credit Party, granting a Lien on Ownership Interests of a Foreign Subsidiary to secure the Obligations, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and in form and substance acceptable to the Administrative Agent.

“Foreign Subsidiary” shall mean any Restricted Subsidiary that is not a Domestic Subsidiary.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

for the relevant period ended on such date, including, in any event, interest expense with respect to any Indebtedness of such Person.

“Interest Hedge Agreements” shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, any “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Hedge Bank” shall mean any Person that, at the time it enters into an Interest Hedge Agreement required or permitted under this Agreement (or if any such Interest Hedge Agreement is in effect on the Restatement Effective Date, on such date), is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender, in each case, in its capacity as a party to such Interest Hedge Agreement.

“Interest Period” shall mean:

(a)	in connection with any Base Rate Advance, the period beginning on the date such Advance is made or the date on which such Base Rate Advance is Converted from a ~~LIBOR~~SOFR Advance to a Base Rate Advance and ending on the earlier of the last Business Day of the calendar quarter in which such Advance is made or the date on which such Base Rate Advance is Converted to a ~~LIBOR~~SOFR Advance, provided, however, that if a Base Rate Advance is made or a ~~LIBOR~~SOFR Advance is Converted to a Base Rate Advance on the last Business Day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last Business Day of the following calendar quarter, and

(b)	in connection with any ~~LIBOR~~SOFR Advance, a period of one (1), three (3), or six (6) months (in each case subject to the availability thereof determined by the Administrative Agent in its sole discretion), as selected by the Borrower or otherwise determined in accordance with this Agreement.

Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to ~~LIBOR~~SOFR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the first preceding Business Day, (ii) any applicable Interest Period, with respect to ~~LIBOR~~SOFR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrower shall not select an Interest Period which extends beyond the applicable Maturity Date, or such earlier date as would interfere with the Borrower’s obligations to make scheduled payments under Section 2.5, Section 2.8, or Section 2.17. Interest shall be due and payable with respect to any Advance as provided in Section 2.3.

“Interest Rate Basis” shall mean the Base Rate Basis or ~~LIBOR Basis~~Adjusted Term SOFR, as appropriate.

“Intermediate Holdco” shall mean Project Taste Intermediate LLC, a Delaware limited liability company.

“Internally Generated Funds” shall mean funds of the Borrower and its Restricted Subsidiaries not constituting the proceeds of any Indebtedness (other than Revolving Loans), issuance or other Disposition of Ownership Interests, asset Disposition, casualty, condemnation, or expropriation; in each case, to the extent such proceeds are utilized by the Borrower and its Restricted Subsidiaries within thirty (30) days of the receipt thereof and thereafter such proceeds shall constitute Internally Generated Funds.

“Investment” shall mean, with respect to the Borrower or any of its Restricted Subsidiaries, (a) any loan, advance or extension of credit (other than extensions of credit to customers or vendors in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the Ownership Interests, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or (b) any purchase or other acquisition by such Person of any interest in any Ownership Interests, limited partnership interests, general partnership interest, or other securities of, or any debt of, another Person, other than an Acquisition. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.

“IRS” shall have the meaning set forth in Section 4.1(m)(i).

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” shall mean (a) each of The Toronto-Dominion Bank, New York Branch and Truist Bank, and (b) any other Revolving Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent, in which case the term “Issuing Bank” shall mean The Toronto-Dominion Bank, New York Branch, Truist Bank and each such Revolving Lender, individually or collectively as the context shall require, and their respective successors and permitted assigns hereunder, in such capacity. Each reference to the “Issuing Bank” shall be deemed a reference to the relevant Issuing Bank.

“Lenders” shall have the meaning set forth in the Preamble, and shall include Persons who become Lenders pursuant to any Incremental Facility, and any assignee which becomes a Lender pursuant to and in accordance with Section 11.5.

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder (or any higher amount, not to exceed $15,000,000, as agreed from time to time, in writing, by the applicable Issuing Bank in its sole discretion and notified in writing to the Administrative Agent). The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 5(c), or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent.

“Letter of Credit Obligations” shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letters of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed drawings on any Letters of Credit. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be the maximum amount available to be drawn under such Letter of Credit (not to exceed the stated amount thereof in effect at such time, or, with respect to any Letter of Credit that, by its terms or the terms of any Request for Issuance of Letter of Credit related thereto, provides for one or more automatic increases in the stated amount thereof, the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, article 29 of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce publication no. 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letters of Credit” shall mean collectively, commercial Letters of Credit and Standby Letters of Credit issued by an Issuing Bank on behalf of the Borrower or its Restricted Subsidiaries from time to time in accordance with the terms hereof.

~~“LIBOR” shall mean for any Interest Period with respect to any LIBOR Advance the greater of (a) (i) with respect to Revolving Loans and Letters of Credit, zero percent (0.00%), and (ii) with respect to Term Loans, one percent (1.00%), and (b) the following:~~

~~(i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Reuters Monitor Screen LIBOR01 (or such other page as may replace that page in that service) that displays an average LIBOR (or a comparable successor rate which is approved by the Administrative Agent) for deposits in U.S. Dollars (for delivery on the first (1st) day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, or (ii) if the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other publicly available page or other service that displays an average LIBOR (or any comparable successor rate which is approved by the Administrative Agent) rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, or~~

~~(iii) if the rate referenced in the preceding subsections (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Advance being made, Continued or Converted by the Borrower and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch to major banks in the offshore U.S. Dollar market at their request at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period.~~

~~“LIBOR Advance” shall mean an Advance which the Borrower requests to be made as a LIBOR Advance, which is Converted from a Base Rate Advance to a LIBOR Advance, or which is reborrowed or Continued as a LIBOR Advance, in accordance with the provisions of Section 2.2, which bears interest on a LIBOR Basis and which shall be in a principal amount of at least $500,000 and in an integral multiple of $ 100,000.~~

~~“LIBOR Basis” shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of~~

~~(a) the quotient of (i) LIBOR divided by (ii) one minus the LIBOR Reserve Percentage, if any, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall apply to Interest Periods of one (1), three (3), or six (6) months and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and, if applicable, the Applicable Margin as adjusted pursuant to the definition thereof. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage and, if applicable, the Applicable Margin. The Borrower may not elect an Interest Period in excess of six (6) months unless the Administrative Agent has notified the Borrower that each of the Lenders (in such Lender’s discretion) has funds available to it for such Lender’s portion of the proposed Advance which are not required for other purposes and that such funds are available to each Lender at a rate (exclusive of reserves and other adjustments) at or below the LIBOR for such Advance and Interest Period.~~

~~“LIBOR Reserve Percentage” shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time.~~

“Lien” shall mean, with respect to any Property, any mortgage, lien, hypothec, pledge, collateral assignment, charge, security interest, title retention agreement, levy, attachment, garnishment or other encumbrance of any kind in respect of such Property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

“Limited Condition Transaction” shall have the meaning specified in Section 1.7.

“Limited Condition Transaction Agreement” shall have the meaning specified in Section 1.7.

“Limited Condition Transaction Date” shall mean the date any Limited Condition Transaction is consummated.

“Loan Documents” shall mean this Agreement (including any Refinancing Amendment), the Subsidiary Guaranty, the Notes, the Security Documents, the A&R Agreement, the First Amendment, any Acceptable Intercreditor Agreement to which any Credit Party is a party, the Fee Letter, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Notices of Conversions, Continuations or Prepayments, all Notices of Incremental Facility Commitments, all Real Property Documentation, all Landlord Agreements, non-disturbance agreements, bailee letters, mortgagee agreements or similar agreements, and all other documents and agreements executed or delivered by any Credit Party in connection with or pursuant to this Agreement (other than the Acquisition Agreement or any documents and agreements (other than those specified above) executed or delivered in connection with or pursuant to any Permitted Acquisition).

“Loans” shall mean, collectively, the Revolving Loans, the Term Loans, the Swing Line Loans and any Incremental Facility Loans.

“LTM EBITDA” shall mean, as of any date of determination, Consolidated EBITDA of the Borrower and its Restricted Subsidiaries as of the last day of the most recently completed Test Period for which financial statements are available. Notwithstanding the foregoing, but subject to any adjustment set forth in the definition of “Consolidated EBITDA” with respect to any calculations of LTM EBITDA occurring after the Restatement Effective Date which include any of the Fiscal Quarters ending December 31, 2019, March 31, 2020, June 30, 2020 and September 30, 2020, the Consolidated EBITDA for such Fiscal Quarters included in LTM EBITDA, solely to the extent not already reflected in the calculation thereof, shall be $18,538,000, $18,525,000, $ 20,031,000, and $24,866,000, respectively, and the LTM EBITDA for the Fiscal Quarter ending December 31, 2020, shall be calculated after giving effect to the Acquisition Transactions on a Pro Forma Basis consistent with the calculation of the foregoing deemed LTM EBITDA numbers.

“LTM Fixed Charges” shall mean, as of any date of determination, Fixed Charges as of the last day of the most recently completed Test Period. Notwithstanding the foregoing, for purposes of determining the Fixed Charge Coverage Ratio (a) with respect to any calculations of LTM Fixed Charges occurring after the Restatement Effective Date and prior to the Test Period ending June 30, 2021, LTM Fixed Charges shall be deemed to be undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings. “Material Adverse Effect” shall have a meaning correlative thereto.

“Maturity Date” shall mean (a) the Revolving Maturity Date, the Term Loan Maturity Date the Swing Line Maturity Date or any Incremental Term Loan Maturity Date, as appropriate or (b) such earlier date as payment of the Obligations in full shall be due (whether by acceleration, reduction of the Revolving Commitments to zero or otherwise, in each case, in accordance with and subject to the terms and conditions of this Agreement).

“Maximum Incremental Facility Amount” shall mean, subject to Section 2.17 and as of any date of determination, the sum of (a)(i) the greater of $67,500,000 and 75% of LTM EBITDA, minus (ii) the aggregate principal amount of the initial amount of each Incremental Facility Commitment (including, without limitation, the Incremental Facility Commitment effected pursuant to the First Amendment) made pursuant to (or made or issued in reliance on) Section 2.17 prior to such date in reliance on clause (a)(i), provided that the maximum amount deducted pursuant to this clause (a)(ii) shall not exceed the amount determined in accordance with clause (a)(i), plus (iii) the aggregate principal amount of Term Loans that were voluntarily prepaid prior to the date of the applicable increase (limited, in the case of any voluntary prepayment in accordance with Section 11.5(g), to the cash payment made by any Credit Party or Restricted Subsidiary therefor) (in each case, unless funded with Credit Agreement Refinancing Debt or long-term Indebtedness (excluding, for the avoidance of doubt, proceeds of any revolving credit facility (including Revolving Loans hereunder))), plus (b) an additional amount so long as, in the case of this clause (b) after giving effect to such increase, the Consolidated Total Net Leverage Ratio shall be less than or equal to 4.00:1.00, determined on a Pro Forma Basis as of the last day of the Fiscal Quarter most recently ended (for which financial statements are available) prior to the date of the incurrence of the applicable Incremental Facility, as if such Incremental Facility had been incurred (and, if incurred to finance a Permitted Acquisition, Investment, Restricted Purchase or Restricted Payment, such transaction had been consummated) on the first day of the applicable Test Period and calculated (x) without netting any of the cash proceeds of any such Incremental Facility in calculating such ratio; provided that to the extent the proceeds thereof are used to repay Indebtedness, pro forma effect shall be given to such repayment of Indebtedness, and (y) in the case of any Incremental Revolving Loans, assuming the full utilization thereof, whether or not actually utilized.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” shall mean a charge, mortgage, deed of trust or debenture, as applicable, from the applicable Credit Party owning the real property subject thereto, in form and substance reasonably satisfactory to the Administrative Agent, granting a Lien thereon to Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations.

“Mortgaged Real Estate” shall mean all real property which, from time to time, is owned by a Credit Party and subject to a Mortgage.

Revolving Lender’s pro rata share of any amount described in Section 2.16 (whether in connection with the purchase of a participation in any Letter of Credit, a request or deemed request for a Revolving Loan to satisfy the Borrower’s reimbursement obligations with respect to any Letter of Credit, or otherwise) based on such Revolving Lender’s Revolving Commitment Ratio.

“Notes” shall mean, collectively, the Revolving Loan Notes, the Term Loan Notes, the Swing Line Note, and the Incremental Facility Notes, if any.

“Notice of Conversions, Continuations or Prepayments” shall mean a certificate designated as a “Notice of Conversions, Continuations or Prepayments,” signed on the Borrower’s behalf by an Authorized Signatory of the Borrower requesting the Continuation or Conversion of an Advance hereunder, or notifying the Administrative Agent of the intent of the Borrower to prepay any Advance or reduce the Revolving Commitment or, if applicable the Incremental Facility Commitment for an Incremental Facility, which certificate shall be in substantially the form of Exhibit G attached hereto, and shall, (a) specify the date of such Continuation, Conversion, prepayment of the Advance or reduction of the Revolving Commitment or, if applicable, such Incremental Facility Commitment, which shall be a Business Day, the amount of the Advance to be Converted, Continued or prepaid or the commitment reduction, the Interest Rate Basis for the Advance, and, with respect to ~~LIBOR~~SOFR Advances, the Interest Period of such ~~LIBOR~~SOFR Advance to be Continued, Converted or prepaid by the Borrower and (b) with respect to a Continuation of or Conversion to a ~~LIBOR~~SOFR Advance, state that there shall not exist, on the date of the requested Continuation, or Conversion and after giving effect thereto, a Default or, if a Default will exist, describing in detail such Default.

“Notice of Incremental Facility Commitment” shall mean any Notice of Incremental Facility Commitment executed in accordance with Section 2.17, which notice shall be substantially in the form of Exhibit H attached hereto and shall be delivered to the Administrative Agent for distribution to the applicable Incremental Lenders.

“Obligations” shall mean all payment and performance obligations of every kind, nature and description of the Borrower and the other Credit Parties, and any other obligors to the Lenders, the Issuing Banks, any Indemnitees, Bank Products Banks, Interest Hedge Banks, Other Hedge Banks, or the Administrative Agent, or any of them, (a) arising under this Agreement and the other Loan Documents (including, without limitation, any interest, fees, expenses and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or any of its Restricted Subsidiaries, whether or not such claim is allowed in such bankruptcy action) as they may be amended from time to time, or (b) arising under any Interest Hedge Agreements and any Other Hedging Agreements, in each case, permitted under Section 7.1(e), as such agreements may be amended from time to time; or (c) arising under any Bank Products, as such agreements may be amended from time to time. Any other term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the “Obligations”, “Secured Obligations,” or “Guaranteed Obligations” of

~~“Reference Time” with respect to any setting of the then- current Benchmark shall mean (a) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.~~

“Refinanced Debt” has the meaning assigned to such term in the definition of Credit Agreement Refinancing Debt.

“Refinanced Revolving Debt” has the meaning assigned to such term in the definition of Credit Agreement Refinancing Debt.

“Refinanced Term Debt” has the meaning assigned to such term in the definition of Credit Agreement Refinancing Debt.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender that agrees to provide any portion of the Refinancing Amendment Debt being incurred pursuant thereto, in accordance with Section 2.20.

“Refinancing Amendment Debt” shall mean any Credit Agreement Refinancing Debt that is incurred pursuant to a Refinancing Amendment.

“Register” shall have the meaning set forth in Section 11.5(d).

“Rejection Notice” shall have the meaning provided in Section 2.8(k).

“Related Person”, with respect to any Permitted Holder, shall mean: (1) any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual’s estate, executor, administrator, committee or beneficiaries; (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding all the interests of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1) or (2) any wholly-owned Subsidiary of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

“Release” shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender” shall have the meaning set forth in Section 2.2(e)(iv).

“Replacement Revolving Commitments” shall mean revolving loan commitments to extend Credit Agreement Refinancing Debt other than Refinancing Amendment Debt.

“Replacement Term Loans” shall mean Credit Agreement Refinancing Debt in the form of term loans, other than Refinancing Amendment Debt.

“Repricing Transaction” shall mean the refinancing or repricing by the Borrower of all or any portion of the Term Loans the primary purpose of which is to reduce the All-In Yield applicable to the Term Loans (a) with the proceeds of any new or replacement tranche of credit facility term loans incurred by the Borrower or any Subsidiary or (b) pursuant to any amendment to this Agreement (i) in either case, having or resulting in an All-In Yield as of the date of such refinancing or repricing that is (and not by virtue of any fluctuation in any “base rate”) less than the All-In Yield for the Term Loans being refinanced or repriced as of the date of such refinancing or repricing and (ii) in the case of a refinancing of the Term Loans, the proceeds of which are used to repay, in whole or in part, the principal of outstanding Term Loans, but excluding, in any such case, any refinancing or repricing of Term Loans in connection with any “change of control” transaction, but including, in any case, any refinancing or repricing of Term Loans in connection with any Acquisition or Investment.

“Request for Advance” shall mean a certificate designated as a “Request for Advance,” signed on the Borrower’s behalf by an Authorized Signatory, vice president of finance or controller of the Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit J attached hereto, and shall, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the Interest Rate Basis for the Advance, and, with respect to ~~LIBOR~~SOFR Advances, the Interest Period selected by the Borrower, (b) if applicable, specify the Applicable Margin then in effect, (c) state that the requirements of Section 3.2 have been satisfied and (d) with respect to any Incremental Facility Loans, state generally the purposes for which such proceeds shall be utilized.

“Request for Issuance of Letter of Credit” shall mean any certificate signed on the Borrower’s behalf by an Authorized Signatory, vice president of finance or controller or officer with similar authority of the Borrower requesting that the applicable Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit K attached hereto and shall, among other things, state (a) the stated amount of the Letter of Credit, (b) the effective date for the issuance of the Letter of Credit (which shall be a Business Day), (c) the date on which the Letter of Credit is to expire (which shall be a Business Day), (d) the Person for whose benefit such Letter of Credit is to be issued, (e) that the requirements of Section 3.3 have been satisfied and (f) other relevant terms of such Letter of Credit.

“Request for Swing Line Loan” shall mean a certificate designated as a “Request for Swing Line Loan,” signed on the Borrower’s behalf by an Authorized Signatory of the Borrower requesting a Swing Line Loan hereunder, which shall be in substantially the form including the exercise of an option, held by any employee or former employee, including their respective beneficiaries, of the Borrower), (b) any payment of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of any Junior Debt, or (c) any management, consulting or similar fees, or any interest thereon, payable by the Borrower or any of its Restricted Subsidiaries to any of their respective Affiliates (other than such fees and interest payable to the Borrower or any of its Restricted Subsidiaries).

“Restricted Purchase” shall mean any payment (including, without limitation, any sinking fund payment, prepayment or installment payment) on account of the purchase, redemption, defeasance or other acquisition or retirement of any Ownership Interest in the Borrower or any of its Restricted Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of capital stock or other Ownership Interests in the Borrower or of any of its Restricted Subsidiaries or any loan, advance, release or forgiveness of Indebtedness by the Borrower or any of its Restricted Subsidiaries to any partner, shareholder or Affiliate (other than to the Borrower or a Restricted Subsidiary of the Borrower) of any such Person.

“Restricted Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary. As of the Restatement Effective Date, each Subsidiary of the Borrower is a Restricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Revolving Commitment” shall mean the several obligations of the Revolving Lenders to fund their respective portions of the Revolving Loans to the Borrower and to acquire participations in Letters of Credit hereunder in accordance with their respective Revolving Commitment Ratios, which as of the First Amendment Effective Date is in the aggregate sum of up to $~~75,000,000~~125,000,000, pursuant to the terms hereof, ~~and~~including (without duplication), if any, the several obligations of the Lenders to fund their respective portions of the respective Incremental Revolving Loans to the Borrower in accordance with their respective Incremental Facility Commitment Ratios in the aggregate sum of up to the respective Incremental Facility Commitment pursuant to the terms hereof, as such obligations may be reduced from time to time, pursuant to the terms hereof, or as otherwise adjusted from time to time in accordance with this Agreement, including pursuant to a Refinancing Amendment or pursuant to Section 2.21.

“Revolving Commitment Ratio” shall mean with respect to any Lender with an obligation to fund under the Revolving Commitment, the percentage equivalent of the ratio which such Lender’s portion of the Revolving Commitment bears to the aggregate amount of the Revolving Commitment (as each may be adjusted from time to time as provided herein); and “Revolving Commitment Ratios” shall mean, with respect to the Revolving Commitment, Revolving Commitment Ratios of all the Lenders with respect to the Revolving Commitment. As of the ~~Restatement~~First Amendment Effective Date, the Revolving Commitment Ratios of the Lenders party to this Agreement (together with the dollar amount of their respective portion of the Revolving Commitment) are as set forth on Schedule 5(a) attached hereto, as modified by the First Amendment.

“Revolving Lenders” shall mean those Lenders having a Revolving Commitment.

“Revolving Loans” shall mean, collectively, those SOFR Advances or Base Rate Advances made to the Borrower by the Revolving Lenders to the Borrower pursuant to Section 2.1(a) or pursuant to Section 2.17 in respect of any Incremental Revolving Commitment or pursuant to any Other Revolving Commitment or any Extended Revolving Commitment.

“Revolving Loan Notes” shall mean, collectively, those certain Revolving Loan Notes dated as of the Restatement Effective Date or the First Amendment Effective Date, as applicable, and issued to each of the Lenders with a Revolving Commitment who requests such a Revolving Loan Note by the Borrower and any other promissory note issued by the Borrower to evidence the Revolving Loans pursuant to this Agreement, each substantially in the form of Exhibit M attached hereto, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

~~“Revolving Loans” shall mean, collectively, those LIBOR Advances or Base Rate Advances made to the Borrower by the Revolving Lenders to the Borrower pursuant to Section 2.1(a) or pursuant to Section 2.17 in respect of any Incremental Revolving Commitment or pursuant to any Other Revolving Commitment or any Extended Revolving Commitment.~~

“Revolving Maturity Date” shall mean February 5, 2026, or such earlier date as payment of the Revolving Loans shall be due (whether by acceleration, reduction of the Revolving Commitment to zero or otherwise, in each case, in accordance with and subject to the terms and conditions hereof); provided that the reference to Revolving Maturity Date with respect to (i) any Incremental Revolving Commitment whose maturity has been established pursuant to Section 2.17, (ii) any Extended Revolving Commitment whose maturity has been established pursuant to Section 2.21 or (iii) any Other Revolving Commitment whose maturity has been established pursuant to a Refinancing Amendment, as applicable, in each case, shall be the date to which such Revolving Maturity Date shall have been so extended or such maturity date as so established.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of S&P Global Inc., or any successor thereto.

“Sale-Leaseback Transaction” shall have the meaning set forth in Section 7.11.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is the subject of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury, or other

“Security Interest” shall mean all Liens in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, created hereunder or under any of the Security Documents to secure the Obligations.

“Sellers” shall have the meaning set forth in the Preamble.

“SOFR” shall mean~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR ~~Administrator’s Website~~ Advance” shall mean ~~the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~an Advance (i) which the Borrower requests to be made as a SOFR Advance, (ii) which is Converted from a Base Rate Advance to a SOFR Advance, or (iii) which is reborrowed or Continued as a SOFR Advance, in accordance with the provisions of Section 2.2, which bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate” and which shall be in a principal amount of at least $500,000 and in an integral multiple of $100,000.

“Solvency Certificate” shall mean a certificate dated as of the Restatement Effective Date, substantially in the form of Exhibit D attached hereto, signed on behalf of the Borrower by an Authorized Signatory, together with any schedules, exhibits or annexes appended thereto.

“Solvent” shall mean, with respect to the Borrower and its Restricted Subsidiaries on a particular date, that on such date (a) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (b) the Borrower and its Restricted Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (c) the Borrower and its Restricted Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature. Capitalized terms used in this definition and not otherwise defined in this Agreement shall have the meanings given to them in the Solvency Certificate.

“Specified Acquisition Representations” shall mean (a) on the Restatement Effective Date, the representations and warranties made by or on behalf of the Sellers and/or the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its Affiliates have the right to terminate their obligations under the Acquisition Agreement or to decline to consummate the Acquisition Transactions as a result of the failure of such representations or warranties to be true and correct and (b) after the Restatement Effective Date, with respect to any Limited Condition Transaction Agreement, the representations made by or with respect to the targets in the

“Swing Line Commitment” shall mean the commitment of the Swing Line Lender to make Swing Line Loans up to an aggregate amount outstanding at any time of $15,000,000.

“Swing Line Lender” shall mean The Toronto-Dominion Bank, New York Branch, in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loans” shall mean an Advance made by the Swing Line Lender for the account of the Borrower under the Swing Line Commitment.

“Swing Line Maturity Date” shall mean the Revolving Maturity Date, or such earlier date as payment of the Swing Line Loans shall be due (whether by acceleration, reduction of the Revolving Commitment to zero or otherwise).

“Swing Line Note” shall mean that certain Swing Line Note in the aggregate original principal amount not to exceed the initial Swing Line Commitment, and issued to the Swing Line Lender by the Borrower and any other promissory note issued by the Borrower to evidence the Swing Line Loans pursuant to this Agreement substantially in the form of Exhibit O attached hereto and any extensions, renewals, or amendments to, or replacements of, the foregoing.

“Syndication Agent” shall mean Truist ~~Securities, Inc~~Bank.

“Target” shall have the meaning set forth in the Preamble.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” shall mean, at any time, any Lender that has an unused Additional Term Loan Commitment or that holds Term Loans at such time, or both.

“Term Loan Commitment” shall mean any Additional Term Loan Commitment, Incremental Term Commitment or Other Term Loan Commitment.

“Term Loan Maturity Date” shall mean shall mean February 5, 2028, or such earlier date as payment of the Term Loans shall be due (whether by acceleration or otherwise, in each case, in accordance with and subject to the terms and conditions hereof); provided that the reference to Term Loan Maturity Date with respect to Extended Term Loans whose maturity has been established pursuant to Section 2.21 and with respect to Other Term Loan Commitments whose maturity has been established pursuant to a Refinancing Amendment, as applicable, in each case, shall be the date to which such Term Loan Maturity Date shall have been so extended or such maturity date as so established.

“Term Loan Notes” shall mean, collectively, those certain Term Loan Notes dated as of the Restatement Effective Date issued to each of the Lenders with outstanding Term Loans who requests such a Term Loan Note by the Borrower and any other promissory note issued by the Borrower to evidence the Term Loans pursuant to this Agreement, each substantially in the form of Exhibit N attached hereto, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

“Term Loans” shall mean, collectively, (a) the amounts (i) advanced on the Restatement Effective Date by the Additional Term Lender to the Borrower under the Additional Term Loan Commitment ~~as Base Rate Advances or LIBOR Advances~~, not to exceed the amount of the Additional Term Loan Commitment or (ii) exchanged on the Restatement Effective Date by the Cashless Option Lenders for Term Loans hereunder pursuant to the A&R Agreement and Section 2.1(b) and, in each case, evidenced by the Term Loan Notes, as applicable, (b) if any, the Incremental Facility Loans (including New Term Loans), (c) if any, the Extended Term Loans and (d) if any, the Other Term Loans. The aggregate principal amount of Term Loans on the Restatement Effective Date was $375,000,000.

“Term SOFR” shall mean,

~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward- looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~(a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U. S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate SOFR Determination Day”) that is two (2) U. S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means a percentage per annum as set forth below for the corresponding Interest Period:

Interest Period	Percentage
One month	0.10%
Three months	0.15%
Six months	0.25%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its sole discretion).

“Term SOFR Determination Day” as defined in the definition of “Term SOFR”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” shall mean the most recently ended four (4) Fiscal Quarter period for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.1 or 6.2, as applicable (or with respect to periods prior to the first Fiscal Quarter for which financial statements pursuant to such Sections have been delivered, the four (4) consecutive Fiscal Quarters of the Target then last ended).

“Total Debt” shall mean, for the Borrower and its Restricted Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (x) the principal amount of all Indebtedness for Money Borrowed and (y) the aggregate Indebtedness constituting Earn- Outs then due and payable (to the extent not constituting Specified Earn-Outs), in each case, of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP.

“Trademark Security Agreement” shall mean any Trademark Security Agreement among any Credit Party and the Administrative Agent, for the benefit of the Secured Parties, or similar agreements, each in form and substance reasonably satisfactory to the Administrative Agent, in each case, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Transactions” shall have the meaning set forth in the A&R Agreement.

“Type” (i) with respect to any reference to a “Type” of Commitment, shall mean a Revolving Commitment, an Additional Term Loan Commitment, a Swing Line Commitment, an Incremental Term Commitment, or an Incremental Revolving Commitment and (ii) with respect to any reference to a “Type” of Loan, shall mean a Revolving Loan, Additional Term Loan, Swing Line Loan, Incremental Term Loan, New Term Loan, or Incremental Revolving Loans. Incremental Term Loans, Incremental Revolving Commitments, and New Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Types.

“UCC” shall have the meaning set forth in Section 1.2.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unencumbered Cash” shall mean unrestricted and unencumbered (other than any Liens granted under the Loan Documents, Liens permitted under any applicable account control agreement executed in connection with this Agreement and, for the accounts described in Section 7.14(a), (b) and (c), Liens under clause (i) of the definition of Permitted Liens) cash and Cash Equivalents of Borrower and its Restricted Subsidiaries, on a consolidated basis, that are either held (x) in a pledged deposit or securities account that is located in the U.S. or (y) in a deposit or securities account that is located outside the U.S. to the extent such cash and Cash Equivalents is not prohibited or delayed by Applicable Law of an applicable non- US jurisdiction from being repatriated to the Borrower or any other Subsidiary that is not subject to any such prohibition or delay.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary after the Restatement Effective Date pursuant to Section 5.11 and (b) any Subsidiary of any Person described in clause (a) above.

“U.S.” shall mean the United States of America.

“U.S. Dollars” and the sign “$” shall mean lawful money of the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association requires, authorizes or recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” shall have the meaning set forth in Section 11.21.

~~“USD LIBOR” shall mean the London interbank offered rate for U.S. Dollars.~~

“Voluntary Prepayment” shall mean a prepayment made in any Fiscal Year of the Borrower pursuant to Section 2.7 of principal of (a) the Term Loans to the extent that such prepayment (i) reduces the scheduled installments of principal due in respect of Term Loans as set forth in Section 2.8 in any subsequent Fiscal Year and (ii) did not occur in connection with a refinancing of such Term Loans and (b) the Revolving Loans to the extent such prepayments are accompanied by a permanent reduction of the Revolving Commitment, in each case of clauses (a) and (b), so long as such prepayments are made with Internally Generated Funds.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the remaining aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.

“Withdrawal Liability ” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail -In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Other Definitional Provisions. All definitions contained in the Loan Documents are equally applicable to the singular and plural forms of the terms defined. Unless the context clearly states otherwise, the use of “include” or “including” shall be by way of example rather than by limitation. The words “hereof,” “herein” and “hereunder” and words of similar import in any Loan Document refer to such Loan Document as a whole and not to any particular provision of such Loan Document. The term “continuing,” “ continuation” or “continuance” shall mean, in reference to any Default or Event of Default that has occurred, that such Default or Event of Default has not been either cured or waived in writing by the Required Lenders or all Lenders, as applicable, in accordance with Section 11.12. Unless otherwise specified, all Article and Section references in any Loan Document pertain to such Loan Document. Terms used herein or in any Security Document that are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the Restatement Effective Date (the “UCC”), unless otherwise defined herein or in such Security Document, shall have the meanings specified in the UCC. All references in any Loan Document to any agreement shall be deemed to mean and refer to such agreement as it may be amended, restated, modified or supplemented from time to time, except as otherwise expressly provided in such reference or otherwise expressly prohibited by the terms of such Loan Document, including, without limitation (with respect to this Agreement), pursuant to Section 7.3. The preamble and recitals to any Loan Document are incorporated in such Loan Document by reference.

Section 1.3 ~~Divisions~~Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Federal Funds Rate, Daily Simple SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any such rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.4 Divisions

~~.~~ For all purposes under the Loan Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Ownership Interests at such time.

~~Section 1.4 Disclaimer of Liability on the LIBOR Successor Rate. The interest rate on LIBOR Advances is calculated by reference to LIBOR. LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the IBA for purposes of IBA setting LIBOR. As a result, it is possible that commencing in 2022, LIBOR may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Loans where the interest rate is calculated by reference to LIBOR. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, Section 10.6 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 10.6, of any change to the reference rate upon which the interest rate on LIBOR Advances is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 10.6, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 10.6), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~

Section 1.5 Pro Forma Calculations and Adjustments.

(a)	For purposes of calculating the compliance of any transaction with any provision hereof that requires such compliance to be on a “Pro Forma Basis”, such transaction shall be deemed to have occurred (other than for purposes of calculating Excess Cash Flow) as of the first day of the most recently ended Test

(d)	The Letters of Credit. Subject to the terms and conditions of this Agreement, each Issuing Bank agrees to issue Letters of Credit for the account of the Borrower or any Restricted Subsidiary thereof pursuant to Section 2.16 in an aggregate amount at the time of issuance of any Letter of Credit hereunder not to exceed the lesser of (i) the Available Letter of Credit Commitment then in effect and (ii) the Letter of Credit Commitment of such Issuing Bank.

(e)	Swing Line Loans. The Swing Line Lender agrees, on the terms and conditions of this Agreement, and from time to time prior to the Swing Line Maturity Date to make Advances to the Borrower on any Business Day in amounts which do not exceed, in the aggregate, at the time of any Advance under the Swing Line Commitment, the amount of such Swing Line Lender’s Swing Line Commitment. Subject to the terms and conditions hereof, Advances under the Swing Line Commitment may be repaid and reborrowed from time to time on a revolving basis.

(f)	Incremental Facility Loans. Each Lender having an Incremental Facility Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Notice of Incremental Facility Commitment, to make Incremental Facility Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Facility Commitment. Subject to the terms, conditions and limitations set forth herein and in each applicable Notice of Incremental Facility Commitment, the Borrower may borrow, pay or prepay and reborrow Incremental Revolving Loans. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

Section 2.2 Manner of Borrowing and Disbursements.

(a)	Choice of Interest Rate, Etc. All Advances shall be made in U.S. Dollars only and shall, at the option of the Borrower, be made as a ~~LIBOR~~SOFR Advance or Base Rate Advance, as specified in each Request for Advance therefor; provided, however, at such time as there shall have occurred and be continuing an Event of Default hereunder, the Borrower shall not have the right to receive or Continue a ~~LIBOR~~SOFR Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 A.M. (New York, New York time) in order for such Business Day to count toward the minimum number of Business Days required in this Section 2.2. ~~LIBOR~~SOFR Advances shall in all cases be subject to Section 2.3(e) and Article 10.

(b)	Base Rate Advances.

(i)	Advances. The Borrower shall give the Administrative Agent, in the case of Base Rate Advances, at least one (1) Business Day’s prior written notice prior to 11:00 A.M. (New York, New York time) on such date that notice is given, in each case in the form of a Request for Advance or prior telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower’s failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent; provided, further that any notice with respect to a Base Rate Advance under the Swing Line Commitment may be delivered prior to 11:00 A.M. (New York, New York time) on the date of such Advance.

(ii)	Repayments and Conversions. The Borrower may (A) repay or prepay a Base Rate Advance without regard to its Payment Date, (i) with respect to Base Rate Advances that are Revolving Loans, at any time without prior written notice, and (ii) with respect to Base Rate Advances that are Term Loans, upon prior written notice in the form of a Notice of Conversions, Continuations, or Prepayments received prior to 11:00 A.M. (New York, New York time) one (1) Business Day prior to such repayment or prepayment or telephonic notice followed immediately by a Notice of Conversions, Continuations, or Prepayments, (B) Continue all or a portion of the principal amount of any Base Rate Advance (other than a Swing Line Loan) as a Base Rate Advance upon prior written notice in the form of a Notice of Conversions, Continuations, or Prepayments received prior to 11:00 A.M. (New York, New York time) one (1) Business Day prior to such continuance, (C) upon at least three (3) Business Days’ prior written notice, prior to 11:00 A.M. (New York, New York time) on such date that notice is given, in the form of a Notice of Conversions, Continuations, or Prepayments, or telephonic notice followed immediately by a Notice of Conversions, Continuations, or Prepayments, Convert all or a portion of the principal of any Base Rate Advance (other than a Swing Line Loan) as one or more ~~LIBOR~~SOFR Advances, or (D) elect to not reborrow all or any portion of a Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so Continued or Converted, as applicable. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance (other than a Swing Line Loan) shall be considered a continuation of a Base Rate Advance.

(c)	~~LIBOR~~SOFR Advances.

(i)	Advances. Upon request of the Borrower, the Administrative Agent, whose determination shall be conclusive absent manifest error, shall determine the ~~LIBOR Basis~~Adjusted Term SOFR rate and shall notify the Borrower of such ~~LIBOR Basis~~rate. The Borrower shall give the Administrative Agent, in the case of ~~LIBOR~~SOFR Advances, at least three (3) U.S. Government Securities Business Days’ irrevocable prior written notice prior to 11:00 A.M. (New York, New York time) on such date that notice is given, in the form of a Request for Advance or prior telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower’s failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of each such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone (followed by telecopy) or telecopy of the contents thereof.

(ii)	Conversions and Continuations. Prior to 11:00 A.M. (New York, New York time) at least three (3) U.S. Government Securities Business Days prior to the Payment Date for each ~~LIBOR~~SOFR Advance, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form of a Notice of Conversions, Continuations or Prepayments or prior telephonic notice followed promptly by a Notice of Conversions, Continuations or Prepayments specifying whether (A) all or a portion of such ~~LIBOR~~SOFR Advance is to be Continued in whole or in part as one or more ~~LIBOR~~SOFR Advances, (B) all or a portion of such ~~LIBOR~~SOFR Advance is to be Converted in whole or in part as a Base Rate Advance, or (C) all or a portion of such ~~LIBOR~~SOFR Advance is to be repaid. The failure to give such notice shall be considered a request to Continue such ~~LIBOR~~SOFR Advance with a period of one (1) month. Upon such Payment Date such ~~LIBOR~~SOFR Advance will, subject to the provisions hereof, be so Continued, Converted or repaid, as applicable. Upon receipt of each such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone (followed by telecopy) or telecopy of the contents thereof.

(d)	Notification of Lenders. Upon receipt of a Request for Advance or a Notice of Conversions, Continuations or Prepayments from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly but no later than the close of business on the day of such notice notify each Lender by telephone (followed promptly by telecopy) or telecopy of the contents thereof and the amount of such Lender’s portion of the Advance. Each Lender shall, not later than 2:00 P.M. (New York, New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent’s Account, or at such other account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

(e)	Disbursement.

Promptly on the date of an Advance hereunder (other than in connection with a Continuation or Conversion), the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Section 3.2, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower’s instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower set forth herein below (or such other account as the Borrower shall direct in writing):

Bank Name:	BANK OF AMERICA, N.A., IL
Bank Address:	135 S. LASALLE STREET
CHICAGO, IL 60602 USA
Account Name:	WHOLE EARTH BRANDS, INC.
Routing Number:	071000039
Account Number:	8670717353
Address:	125 S. WACKER DRIVE, SUITE 3150
CHICAGO, IL 60606 USA

(i)	Unless the Administrative Agent shall have received notice from a Lender prior to 2:00 P.M. (New York, New York time) (A) in the case of a Base Rate Advance, on the date of such Advance or (B) in the case of a ~~LIBOR~~SOFR Advance, two (2) U.S. Government Securities Business Days prior to the date of such Advance, that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may (although it is not its current practice to do so) in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

(ii)	If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount within one (1) Business Day of the Administrative Agent’s demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Interest Rate Basis applicable to such Advance; which payment may be made by an Advance of a Revolving Loan. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

(iii)	In the event that a Lender for any reason becomes a Defaulting Lender, then, until such time as such Defaulting Lender ceases to be a Defaulting Lender in accordance with Section 2.2(e)(v), (A) such Defaulting Lender shall not have the right to vote, unless such Defaulting Lender is a Defaulting Lender solely under subclause (e) of the definition thereof and the bankruptcy court has issued an order which reaffirms such Defaulting

(v)	If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.3           Interest.

(a)	On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days (360 days to the extent based on the Federal Funds Rate) for the actual number of days elapsed (which shall include the first day of such Interest Period but exclude the last day) and shall accrue daily and be payable in U.S. Dollars at the Base Rate Basis or, if applicable, the Benchmark Replacement, for such Advance plus the Applicable Margin with respect thereto, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable in U.S. Dollars on the applicable Maturity Dates.

(b)	On ~~LIBOR~~SOFR Advances. Interest on each ~~LIBOR~~SOFR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed (which shall include the first day of such Interest Period but exclude the last day). Interest on each ~~LIBOR~~SOFR Advance shall accrue and be payable in U.S. Dollars at ~~the LIBOR Basis~~a rate per annum equal to Adjusted Term SOFR or, if applicable, the Benchmark Replacement, for such Advance plus the Applicable Margin with respect thereto, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a ~~LIBOR~~SOFR Advance exceeds three (3) months, interest on such ~~LIBOR~~SOFR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on ~~LIBOR~~SOFR Advances then outstanding shall also be due and payable in U.S. Dollars on the applicable Maturity Dates.

(c)	Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of an Interest Rate Basis, or if for any reason a determination of ~~a LIBOR Basis~~Adjusted Term SOFR for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance. In the event the Borrower fails to specify an Interest Period for any ~~LIBOR~~SOFR Advance in the applicable Request for Advance or Notice of Conversions, Continuations or Prepayments, the Borrower shall be deemed to have selected an Interest Period of one (1) month.

(d)	Interest Upon Default. Immediately upon the occurrence and during the continuance of an Event of Default under Section 8.1(b), (f) or (g), the Borrower shall pay interest on past due amounts hereunder outstanding at the Default Rate. Such interest shall be payable by the Borrower on written demand of the Administrative Agent or, if not sooner demanded, on the next Payment Date and shall accrue from the occurrence of such Event of Default until the earliest of (i) cure or waiver of the applicable Event of Default, (ii) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, and (iii) Payment in Full of the Obligations.

(e)	~~LIBOR~~SOFR Advances. At no time may the number of outstanding ~~LIBOR~~SOFR Advances exceed eight (8); provided that after the establishment of any new tranche of Loans pursuant to an Extension or a Refinancing Amendment, such number of ~~LIBOR~~SOFR Advances shall increase by two (2) for each such new tranche of Loans so established.

Section 2.4            Fees.

(a)	Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each of the Lenders in accordance with its respective Revolving Commitment Ratio, a commitment fee equal to the Available Revolving Commitment (less any outstanding Letters of Credit but not any Swing Line Loans for purposes of this calculation) multiplied by one-half of one percent (0.50%) per annum; provided that the Borrower shall not be required to pay any amount described in this Section 2.4(a) for the account of any Defaulting Lender for any period during which such Lender is and continues to be a Defaulting Lender. Such commitment fees shall be computed on the basis of a 360-day year for the actual number of days elapsed (which shall include the first day of such period but exclude the last day), shall be payable quarterly in arrears on the last Business Day of each calendar quarter, and shall be fully earned when due, and shall be non-refundable when paid. A final payment of any commitment fee then payable shall also be due and payable on the Revolving Maturity Date.

(b)	Letter of Credit Fees.

(i)	The Borrower shall pay to each Issuing Bank for its own account (A) a fee on the undrawn face amount of any outstanding Letter of Credit of such Issuing Bank from the date of issuance through the earlier to occur of (1) the expiration date of each such Letter of Credit and (2) the surrender thereof to such Issuing Bank for cancellation at a rate of one-quarter of one percent (0.25%) per annum, which fee shall be computed on the basis of a 360-day year for the actual number of days elapsed, and (B) any reasonable and customary fees charged by such Issuing Bank for issuance and administration of such Letters of Credit, each of which fees shall be payable quarterly in arrears on the last Business Day of each calendar quarter and shall be fully earned when due and non-refundable when paid. A final payment of such letter of credit fees shall also be due and payable on the Revolving Maturity Date.

(ii) The Borrower shall also pay to the Administrative Agent for the account of each of the Lenders in accordance with their respective Revolving Commitment Ratios, a fee on the undrawn face amount of any outstanding Letters of Credit for each day from the date of issuance thereof through the expiration date for each such Letter of Credit at a rate per annum equal to the Applicable Margin for ~~LIBOR~~SOFR Advances under the Revolving Commitment as set forth in the definition of Applicable Margin; provided that the Borrower shall not be required to pay any amount for the account of any Defaulting Lender for any period during which such Lender is and continues to be a Defaulting Lender. Such letter of credit fee shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable quarterly in arrears for each quarter on the last Business Day of each calendar quarter and shall be fully earned when due and non-refundable when paid. A final payment of all letter of credit fees shall also be due and payable on the Revolving Maturity Date.

(c)	Soft Call Protection. In the event that, on or prior to the date that is six (6) months after the Restatement Effective Date, the Borrower (i) makes any prepayment of Term Loans (including with the proceeds of any Credit Agreement Refinancing Debt) in connection with any Repricing Transaction or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (x) in the case of clause (i), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (y) in the case of clause (ii), a payment to each Non-Consenting Lender that is being replaced in connection with such amendment equal to 1% of the aggregate amount of the applicable Term Loans of such Non-Consenting Lender outstanding immediately prior to such amendment.

Section 2.5 Mandatory Commitment Reduction.

(a)	Revolving Commitment. The Revolving Commitment shall be automatically and permanently reduced to zero (0) on the close of business on the Revolving Maturity Date.

(b)	Swing Line Commitment. The Swing Line Commitment shall be automatically and permanently reduced from time to time on the date of each reduction of the Revolving Commitment by the amount, if any, by which the amount of the Swing Line Commitment exceeds the Revolving Commitment after giving effect to any such reduction of the Revolving Commitment.

(c)	Additional Term Loan Commitment. The Additional Term Loan Commitment shall be automatically and permanently reduced to zero (0) on the Restatement Effective Date (after giving effect to the Advance of Additional Term Loans on such date).

Section 2.6 Optional Commitment Reductions. The Borrower shall have the right, at any time and from time to time after the Restatement Effective Date, upon at least three (3) Business Days’ prior written notice which written notice shall be a Notice of Conversions, Continuations or Prepayments in substantially the form set forth on Exhibit G attached hereto to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Commitment on a pro rata basis among the Lenders holding Revolving Commitments; provided, however, that any such partial reduction shall be made in an amount not less than $250,000 and in integral multiples of not less than $100,000 (unless reducing the applicable Commitment to zero); provided, further, that the Borrower may permanently reduce the Revolving Commitment of any Defaulting Lender or Non-Consenting Lender in accordance with Section 2.2(e)(iv) and Section 11.12(b), respectively. As of the date of cancellation or reduction set forth in such notice, the Revolving Commitment shall be permanently reduced to the amount stated in the Borrower’s notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Lenders the amount necessary to reduce the principal amount of the Revolving Loans and the Letter of Credit Obligations, then outstanding, to not more than the amount of the Revolving Commitment, as so reduced, together with accrued interest on the amount so prepaid and, on the last day of the calendar quarter in which such reduction is made, commitment fees accrued through the date of the reduction with respect to the amount reduced.

Section 2.7 Optional Prepayments.

(a)       Permitted Prepayments. Any time and from time to time:

(i) with respect to Base Rate Advances, the Borrower may prepay any such Loans on any Business Day in whole or in part without premium or penalty except as set forth in Section 2.4(c), in minimum amounts of $250,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount if the outstanding amount of such Advances is less than the foregoing thresholds);

(ii) with respect to ~~LIBOR~~SOFR Advances, the Borrower may prepay any such Loans on any Business Day in whole or in part without premium or penalty, subject to Section 2.11 and except as set forth in Section 2.4(c), in minimum amounts of $250,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount if the outstanding amount of such Advances is less than the foregoing thresholds); and

(iii) anything in this Agreement to the contrary notwithstanding, prepayments of Incremental Facility Loans shall be subject to the terms of the related Notice of Incremental Facility Commitment.

(b)       Notice. All such optional prepayments shall be made:

(i) in the case of Base Rate Advances, in accordance with Section 2.2(b)(ii); and

(ii) in the case of ~~LIBOR~~SOFR Advances, in accordance with Section 2.2(c)(ii);

which written notice shall be a Notice of Conversions, Continuations or Prepayments in substantially the form set forth on Exhibit G, in each case given to the Administrative Agent by 2:00 P.M. (New York, New York time) on the date required; provided, that the Borrower may state that any such notice under this Section 2.7 is conditioned upon the consummation of a refinancing of the Loans, in which case such notice may be postponed or revoked by the Borrower (by written notice to the Administrative Agent received no later than 12:00 P.M. (New York City time) on the specified effective date) if such refinancing shall not be consummated or otherwise shall be delayed. The Borrower shall reimburse the Lenders and the Administrative Agent, promptly (and in any event within ten (10) Business Days thereafter) upon written demand by the applicable Lender or the Administrative Agent, for any loss or reasonable, documented out of pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, in each case, as set forth in and subject to the terms and conditions of Sections 2.10 and 2.11.

(c)	Payments Generally. Prepayments of the Loans pursuant to this Section 2.7 shall be applied to the scheduled payments of Term Loan in the manner specified by the Borrower (or, in the absence of any such specification, in the direct order of maturity) so long as no Event of Default shall have occurred and be continuing (in which case, such payments shall be applied to scheduled payments of Term Loan in inverse order of maturity).

Section 2.8 Repayments.

(a)	Term Loans. Subject to Sections 2.7 and 2.8(d), (e), (f) and (h), the principal balance of the Term Loans, to the extent then outstanding, shall be repaid on the last Business Day of each calendar quarter, commencing on June 30, 2021, and continuing on the last Business Day of each calendar quarter until the Term Loan Maturity Date and in an amount equal to 0.25% of the principal amount of the Term Loans outstanding on the Restatement Effective Date after giving effect to the Restatement Effective Date Transactions, with the remaining aggregate source against any amount due to the Administrative Agent under this paragraph (e).

(f)	Prior to the declaration of an Event of Default under Section 8.1, and except as otherwise provided in Sections 2.7, 2.8(i), and Section 8.3, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the respective Commitment Ratios of the Lenders for the applicable Commitment: (i) first to the payment of any fees or expenses then due and payable to the Administrative Agent and the Lenders, or any of them; (ii) second to the payment of interest then due and payable on the Loans; (iii) third to the payment of all other amounts not otherwise referred to in this Section 2.10(f) then due and payable to the Administrative Agent and the Lenders, or any of them, hereunder or under the Notes or any other Loan Document; (iv) fourth to the payment of principal then due and payable on the Loans made under the Swing Line Commitment; (v) fifth to the payment of principal then due and payable on the Loans made under the Revolving Commitment; and (vi) sixth ratably to the payment of principal then due and payable on the Term Loans and Incremental Term Loans, if any.

(g)	Each party’s obligations under Section 2.10(b), (c), (d) and (e) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)	For purposes of Section 2.10(b), (c), (d) and (e), the term “Applicable Law” includes FATCA.

Section 2.11 Reimbursement.

(a)	Whenever any Lender shall sustain or incur any actual loss or reasonable, documented, out-of-pocket expenses in connection with (i) failure by the Borrower to borrow, Continue or Convert any ~~LIBOR~~SOFR Advance after having given notice of its intention to so borrow, Continue or Convert in accordance with Section 2.2 (whether by reason of the Borrower’s election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), (ii) prepayment (or failure to prepay after giving notice thereof) or Conversion to a Base Rate Advance of any ~~LIBOR~~SOFR Advance in whole or in part for any reason (including because of Sections 10.1 or 10.2) on the date that is not the last day of the applicable Interest Period, or (iii) failure by the Borrower to repay any ~~LIBOR~~SOFR Advance when required hereunder, the Borrower agrees to pay to such Lender, upon such Lender’s demand, an amount sufficient to compensate such Lender for all such losses and reasonable, documented, out-of- pocket expenses. Such Lender’s good faith determination of the amount of such losses or reasonable out-of-pocket expenses, as set forth in writing, delivered to the Borrower and the Administrative Agent and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be conclusively correct absent manifest error.

(b)	Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, reasonable, documented, out-of-pocket expenses incurred by any Lender, including, without duplication, any Participant of such Lender permitted hereunder on behalf of such Lender in connection with the re-employment of funds prepaid, Continued, Converted, paid, repaid, not borrowed, not Continued, not Converted or not paid, as the case may be, and will be payable whether any applicable Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations. For the purposes of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant ~~LIBOR~~SOFR Advance through the purchase of a deposit bearing interest at ~~LIBOR~~a rate per annuum equal to Adjusted Term SOFR in an amount equal to the amount of that ~~LIBOR~~SOFR Advance and having a maturity comparable to the relevant Interest Period; provided, that each Lender may fund any ~~LIBOR~~SOFR Advance in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

Section 2.12 Pro Rata Treatment.

(a)	Advances. Each Advance from the Lenders under the Revolving Commitments made after the Restatement Effective Date shall be made pro rata on the basis of the respective Revolving Commitment Ratios of such Lenders. On the Restatement Effective Date, the Additional Term Lender shall make an Advance in the aggregate principal amount equal to its Additional Term Loan Commitment. Each Advance from the Lenders having the Incremental Facility Commitment relating to such Advance shall be made pro rata on the basis of the respective Incremental Facility Commitment Ratios of such Lenders relating to such Advance in the manner provided in the applicable Notice of Incremental Facility Commitment.

(b)	Payments. Except as provided in Section 2.2(e)(v), Section 2.6, Section 11.5, Section 11.12(b) and Article 10, each payment and prepayment of principal of the Loans made under this Agreement, and each payment of interest on the Loans made under this Agreement, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the applicable Loans immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise, but excluding any payment in connection with Section 2.2(e)(v), Section 2.6, Section 11.5, 11.12(b), or Article 10) in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon or other such obligations greater than its additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title endorsements bring downs) as the Administrative Agent may reasonably request to assure that the Incremental Facility Loans are secured by the Collateral ratably with the existing Loans.

(d)	Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Revolving Loans, when originally made, are included in each Advance of outstanding Revolving Loans on a pro rata basis. The Borrower agrees that Section 2.11 shall apply to any Conversion of ~~LIBOR~~SOFR Advance to Base Rate Advance reasonably required by the Administrative Agent to effect the foregoing. If any Incremental Facility Loan is to be allocated to an existing Interest Period for a ~~LIBOR~~SOFR Advance, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Notice of Incremental Facility Commitment.

(e)	Any Incremental Term Loans effected through the establishment of one or more new Term Loans made on an Increased Amount Date shall be designated a separate Type of Incremental Term Loans for all purposes of this Agreement. On any Increased Amount Date on which any Incremental Term Commitments of any Type are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Lender of such Type shall make a Loan to the Borrower (an “New Term Loan”) in an amount equal to its Incremental Term Commitment of such Type (it being understood that any Incremental Term Commitment may provide for delayed draw term loans to be made at a later date) and (ii) each Incremental Term Lender of such Type shall become a Lender hereunder with respect to the Incremental Term Commitment of such Type and the Incremental Term Loans of such Type made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may, subject to clause (f) below, have identical terms to the Term Loans or any other New Term Loans and be treated as the same Type as the Term Loans or such other New Term Loans, as applicable.

(f)	Each Notice of Incremental Facility Commitment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provision of this Section 2.17.

(g)	Notwithstanding anything to the contrary herein, if the proceeds of any Incremental Facility Loans will be used to consummate a Limited Condition Transaction and the Borrower so elects and the Lenders providing such Incremental Facility Loan so agree, (x) in clause (b)(i) above shall apply only at the time the as of the date the definitive acquisition agreement (the “Subject Acquisition Agreement”) in respect thereof is executed (after giving effect on a Pro Forma Basis to the Incremental Facility Loan and the Permitted Acquisition or Investment as though they had occurred on such date), (y) the condition that at such property or assets shall be cash and Cash Equivalents or, subject to the proviso below, Designated Non-cash Consideration and is paid at the time of the closing of such Disposition; provided that the aggregate fair market value of any such Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries, when taken together with all other Designated Non-cash Consideration received pursuant to this clause (B) that is at that time outstanding, shall not exceed the greater of $4,500,000 and 5.0% of LTM EBITDA (measured at the time a legally binding commitment for such Disposition was entered into (or, if later, payment is received)) (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and (C) all of the Net Proceeds (Asset Sales) of such sale or transfer are used to make a prepayment of the Loans pursuant to Section 2.8(d), if required, or otherwise reinvested as permitted hereunder;

(vii) the Borrower and its Restricted Subsidiaries may abandon, allow to lapse or otherwise Dispose of intellectual property that the Borrower or such Restricted Subsidiary shall determine in its reasonable business judgment is immaterial to the conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(viii) the Borrower and its Restricted Subsidiaries may lease, sublease, license or sublicense property (including, without limitation, intellectual property and real property) to other Persons in the ordinary course of business if such lease, sublease, license or sublicense does not interfere in any material respect with the use of the applicable property by Borrower or its Restricted Subsidiaries or any business of the Borrower or its Restricted Subsidiaries;

( ~~i~~ix) Dispositions of cash and Cash Equivalents in the ordinary course of business;

(~~ii~~x) Dispositions of Receivables in the ordinary course of business in connection with the collection or compromise thereof consistent with past practice and not as part of any Receivables Facility;

(~~iii~~xi) the unwinding pursuant to its terms of any Interest Hedge Agreement or any Other Hedging Agreements;

(~~iv~~xii) the Borrower or any of its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;

(~~v~~xiii) Dispositions of non-core assets acquired in connection with Permitted Acquisitions or other permitted Investments, which, within ninety (90) days of the date of the Acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower and its Restricted Subsidiaries; provided that (i) the Net Proceeds (Asset Sales) received in connection with any such Dispositions shall be applied and/or reinvested as (and to the extent) required by Section 2.8(d) and (ii) no Event of Default shall have occurred and be continuing on the date on which the definitive agreement governing the relevant Disposition is executed;

(~~vi~~xiv) Dispositions of Receivables pursuant to Factoring Transactions; provided that the aggregate face amount of Receivables sold for the most recently ended four (4) consecutive Fiscal Quarters, together with the Attributable Receivables Indebtedness incurred pursuant to the Receivables Facilities under Section 7.1(r), shall not exceed the greater of $30,000,000 and 33% of LTM EBITDA at any time outstanding; and

(~~vii~~xv) Dispositions of Receivables, or participations therein, and related assets pursuant to Receivables Facilities permitted hereunder.

(b)	Liquidation, Dissolution or Merger. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any amalgamation, merger or consolidation, other than (i) an amalgamation, merger or consolidation among the Borrower and one or more of its Restricted Subsidiaries, provided the Borrower is the surviving entity, or (ii) an amalgamation, merger or consolidation between or among two or more Restricted Subsidiaries of the Borrower (other than an amalgamation, merger or consolidation between or among a non-Credit Party Restricted Subsidiary and a Credit Party, unless such Credit Party, is the surviving entity or the surviving entity becomes a Credit Party), or (iii) in connection with a Permitted Acquisition effected by a merger or amalgamation in which the Borrower or, in a merger or amalgamation in which the Borrower is not a party, a Credit Party is the surviving entity or the surviving entity becomes a Credit Party (or, to the extent such Permitted Acquisition involves the Acquisition of a Foreign Subsidiary effected by a merger or amalgamation with a Foreign Subsidiary, the Foreign Subsidiary is a direct or indirect Restricted Subsidiary of a Credit Party), or (iv) a liquidation, dissolution, amalgamation or otherwise of any Restricted Subsidiary of the Borrower into the Borrower or another Restricted Subsidiary of the Borrower (other than a Foreign Subsidiary), so long as the payment and performance of or Guarantee of, as applicable, the Obligations under this Agreement and the other Loan Documents of the non-surviving Person, if any, are assumed by the surviving entity, or (v) a liquidation or dissolution of any Immaterial Subsidiary of the Borrower, so long as the payment and performance of the Obligations under this Agreement and the other Loan Documents of the non-surviving Person, if any, are assumed by the surviving entity.

Secured Party that is a counterparty to an Interest Hedge Agreement, Other Hedging Agreement or Bank Products Document, in its capacity as such, agrees to be bound by this Article 9 to the same extent as a Lender hereunder.

Section 9.19 Intercreditor Agreements. The Administrative Agent is authorized to enter into any Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any (a) Indebtedness (i) that is (A) required or permitted to be subordinated hereunder and/or (B) secured by any Lien and (ii) which contemplates an intercreditor, subordination, collateral trust or similar agreement and/or (b) Obligations arising under any Interest Hedge Agreement, Other Hedging Agreement or Bank Products Document, whether or not constituting Indebtedness (any such other intercreditor, subordination, collateral trust and/or similar agreement an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Acceptable Intercreditor Agreement and any other Additional Agreement, including any purchase option(s) contained therein, is binding upon them. Each Secured Party party hereto hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of any Acceptable Intercreditor Agreement or any other Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into, if applicable, any Acceptable Intercreditor Agreement and/or any other Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Credit Parties, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Acceptable Intercreditor Agreement and/or any other Additional Agreement.

ARTICLE 10

CHANGE IN CIRCUMSTANCES AFFECTING ADVANCES

Section 10.1 ~~LIBOR~~Adjusted Term SOFR Basis Determination Inadequate or Unfair. If the Administrative Agent shall reasonably determine in good faith that on any date for determining ~~LIBOR, due to any circumstance affecting the London interbank market or any market disruption (limited to circumstances generally affecting the banking market),~~Adjusted Term SOFR, that for any reason adequate and fair means do not exist for ascertaining such rate on the basis provided herein or if any Lender shall notify the Administrative Agent that ~~LIBOR~~Adjusted Term SOFR does not adequately and fairly reflect the cost to that Lender of funding any requested Loan, and~~, in each case~~, the provisions of Section 10. 6 are not applicable, then the Administrative Agent shall promptly notify the Borrower of such determination. Until the Administrative Agent notifies the Borrower that such circumstance no longer exists, the obligation of the Lenders to make ~~LIBOR~~SOFR Advances ~~or~~ shall be suspended, and no further Loans may be Converted into or Continued as ~~LIBOR~~SOFR Advances. Upon receipt of such notice ~~of the suspension of LIBOR~~ in accordance herewith, the Borrower may revoke any pending requests for a ~~LIBOR~~SOFR Advance or Conversion to or Continuation of ~~LIBOR~~SOFR Advances (to the extent of the affected ~~LIBOR~~SOFR Advances or Interest Periods) or, failing that, will be deemed to have Converted such request into a request for a Base Rate Advance in the amount specified therein.

Section 10.2 Illegality. If after the Restatement Effective Date, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Restatement Effective Date), or any change in interpretation or administration thereof by any Governmental Entity, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of ~~LIBOR~~SOFR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2, the Borrower shall repay in full the then outstanding principal amount of such Lender’s portion of each affected ~~LIBOR~~SOFR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected ~~LIBOR~~SOFR Advances if such Lender may lawfully continue to maintain and fund its portion of such ~~LIBOR~~SOFR Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected ~~LIBOR~~SOFR Advances to such day. Concurrently with repaying such portion of each affected ~~LIBOR~~SOFR Advance, the Borrower may borrow a Base Rate Advance from such Lender, whether or not it would have been entitled to effect such borrowing and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Advance made by such Lender shall equal the outstanding principal amount of such Advance immediately prior to such repayment. The obligation of such Lender to make ~~LIBOR~~SOFR Advances is suspended only until such time as it is once more possible and legal for such Lender to fund and maintain ~~LIBOR~~SOFR Advances.

Section 10.3 Increased Costs.

(a)       If after the Restatement Effective Date, any Change in Law:

(i) shall subject any Lender to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes), with respect to its obligation to make its portion of ~~LIBOR~~ Advances~~,~~ or its portion of existing Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of ~~LIBOR~~existing Advances or in respect of any other amounts due under this Agreement, in respect of its portion of ~~LIBOR~~ Advances or its obligation to make its portion of ~~LIBOR~~ Advances (except for changes in the rate or method of calculation of Excluded Taxes of such Lender); or

(ii) shall impose, modify or deem applicable any reserve (excluding any reserve requirement imposed by the Board of Governors or any other applicable Governmental Entity reflected in ~~LIBOR Basis~~), special deposit, compulsory loan, insurance charge or similar requirement (other than with respect to Taxes) against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender ~~or the London interbank borrowing market~~ any other condition (other than with respect to Taxes) affecting its obligation to make its portion of ~~such LIBOR~~ Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of ~~LIBOR~~ Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, within ten (10) Business Days after demand by such Lender (which shall include the certificate referred to in Section 10.3(b)), the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Restatement Effective Date, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

(b)	Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender could not have known that the resulting reduction in return might arise. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least three (3) Business Days’ prior notice to such Lender, prepay in full such Lender’s portion of the then outstanding ~~LIBOR~~ Advances, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.11.

Concurrently with prepaying such portion of ~~LIBOR~~ Advances the Borrower may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a ~~LIBOR~~SOFR Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

(c)	Notwithstanding anything to the contrary contained in this Section 10.3, increased costs may be imposed on the Credit Parties by the Administrative Agent on behalf of each Lender only if such increased costs are generally being imposed by such Lenders on similarly situated borrowers (as reasonably determined by such Lenders).

Section 10.4 Effect On Other Advances. If notice has been given pursuant to Sections 10.1 , 10.2 or 10.3 suspending the obligation of any Lender to make its portion of any type of ~~LIBOR~~SOFR Advance, or requiring such Lender’s portion of ~~LIBOR~~SOFR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of ~~LIBOR~~SOFR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances. In the event of suspension of ~~LIBOR~~SOFR under Sections 10.1 or 10.2, the interest rate on which Base Rate Advances of the applicable Lender shall, if necessary to avoid the situation giving rise to the suspension, be determined by the Administrative Agent without reference to the ~~LIBOR~~SOFR component of the Base Rate.

Section 10.5 Claims for Increased Costs and Taxes. In the event that any Lender shall decline to make ~~LIBOR~~SOFR Advances pursuant to Sections 10.1 or 10.2 or shall have notified the Borrower that it is entitled to claim compensation pursuant to Sections 10.3, 2.10(b) through (d), 2.11 or 2.13 or is unable to complete the form required or subject to withholding as provided in Section 2.14 (each such Lender being an “Affected Lender”), the Borrower at its own cost and expense may designate a Replacement Lender to assume the Commitment and the obligations of any such Affected Lender hereunder, and to purchase the outstanding Loans of such Affected Lender and such Affected Lender’s rights hereunder and with respect thereto, and within ten (10) Business Days after such designation the Affected Lender shall (a) sell to such Replacement Lender, without recourse upon, warranty by or expense to such Affected Lender, by way of an Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto, for a purchase price equal to (unless such Lender agrees to a lesser amount) the outstanding principal amount of the Loans of such Affected Lender, plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, including without limitation, any amount which would be payable to such Affected Lender pursuant to Section 2.11, and (b) assign the Commitments of such Affected Lender, and upon such assumption and purchase by the Replacement Lender and subject to acceptance and recording of such Assignment and Assumption Agreement by the Administrative Agent pursuant to Section 11.5(d), such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Commitments).

Section 10.6 Effect of Benchmark Transition Event.

(a)	Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior ~~to the Reference Time in respect of~~ any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) or (~~b~~1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~c~~a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)	Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)	Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 10.6.

(d)	Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or USD LIBOR~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)	Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for an Advance of, Conversion to or Continuation of ~~LIBOR~~SOFR Advances to be made, Converted or Continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have Converted any such request into a request for an Advance of or Conversion to Base Rate Advances. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Notices.

(a)	Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 P.M. (New York, New York time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i)       If to the Borrower or its Borrower’s Restricted Subsidiaries, to it at:

Whole Earth Brands, Inc.

125 S. Wacker Drive

Suite 3150

Chicago, IL 60606

Attention: ~~Andy Rusie~~Duane Portwood

Email: ~~Andy.Rusie~~duane.portwood@wholeearthbrands.com

with a copy to:

Whole Earth Brands, Inc.

125 S. Wacker Drive

Suite 3150

Chicago, IL 60606

Attention: Ira Schlussel

Email: Ira.Schlussel@wholeearthbrands.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, NY 10020

Attention: Jamie Knox

prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.10 Interest.

(a)	In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. If the maximum lawful interest rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the maximum lawful rate divided by the number of days in the year in which such calculation is made. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

(b)	Notwithstanding the use by the Lenders of the Base Rate and ~~LIBOR~~the Term SOFR Reference Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

Section 11.12 Amendment and Waiver.

(a)	Neither this Agreement nor any Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the direction of the Required Lenders and, in the case of an amendment (or in the case of a waiver by a Credit Party), by the Borrower (with respect to this Agreement) or by each Credit Party party to such Loan Document, as applicable; provided, however, except as expressly set forth herein, without the prior written consent of each Lender that would be directly affected thereby, no amendment, waiver or consent shall be effective if the effect thereof would cause: (i) any increase in the amount of any Lender’s portion of the Commitments, (ii) any delay or extension in the terms of the scheduled repayments of the Term Loans provided in Section 2.8(a), (g) or (h), or the final maturity of any of the Loans or waiver of any of the foregoing, (iii) any reduction in principal, interest or fees due hereunder or postponement or waiver of the payment thereof without a corresponding payment of such principal,

SCHEDULE I

[Intentionally Omitted]

SCHEDULE 5(a)

[Intentionally Omitted]

SCHEDULE 2.01

[Intentionally Omitted]